Exhibit 99.(p)(6)

C o d e of C on du c t DOIN G WH A T’ S RIGHT

1 1 CEO ’s M ESSAGE Dear Colleagues: The BNY Mellon Code of Conduct guides our actions and decisions as individuals and as a company. The Code supports our vision of defining what it means to be the trusted financial institution for the next generation of clients and employees and aligns with our core values: Passion for Excellence, Integrity, Strength in Diversity and Courage to Lead. Our principles for ethical behavior in our day - to - day work are guided by our Integrity, which means we do what is right, always, regardless of the impact on a s pecific transaction or short - term working relationship. The Code provides guidance on six key principles that relate to many of the situations you may encounter working at our company: Respecting Others; Avoiding Conflicts; Conducting Business; Working with Governments; Protecting Company Assets and Supporting Our Communities. Topics range from protecting client and employee records, and observing our privacy principles, to responsibly growing our company with our own environmental, social and governance (ESG) practices and conduct, which are further explained i n our 2020 Enterprise ESG Report and our Modern Slavery Act T ransparency Statements .. However, the Code alone cannot address every possible situation. We expect all employees to exercise good judgment, using the Code as a primary resource to better understand our principles of ethical behavior, and to seek help when unsure of the right course of action. Above all, each of us, regardless of level, is obligated to put the interests of our company, clients and shareholder s above any personal interest. While the Code is fundamental, it is not your only resource. Your m anager, Legal, Audit, Compliance, Human Resources and our Ethics Office are readily available to answer your questions. When in doubt, I urge you to use these resources and escalate situatio ns if you feel they are not getting the proper attention. You shou ld never be afraid or reluctant to speak up. Being a BNY Mellon employee means exercising good judgment and conducting yourself in a manner that is above reproach. Please take the time to review the Code of Conduct and keep it in mind to help ensure you a lways do what is right. Todd Gibbons Chief Executive Officer

2 2 T ABLE OF CONTEN T S DOING WH A T’S RIGHT / / 3 H O W T O REPO R T A CONCERN / / 4 KEY PRINCIPL E S OF OUR CODE / / 5 WH A T Y OU SHOULD KN O W ABOUT OUR CODE OF CONDU C T / / 6 - 11 Our values / / 6 P urpose o f our Code / / 7 Who mu s t f ol lo w this Cod e ? / / 7 W ai v e r s o f the Code f or e x ecuti v e o ffice r s / / 7 Wh a t is e xpe c t ed o f emp l oy ee s ? / / 8 Coope r a ting with R e g ul a t ory A g encies / / 9 Wh a t is e xpe c t ed o f mana g e r s / / 9 Managing risk as a mana g er / / 9 R esponsibility t o ask que s tions and r epo r t conce r ns / / 9 Wh a t ha p pens when a conce r n is r epo r t ed? / / 10 Z e r o t o l e r ance f or r e tali a tion / / 10 Coope r a ting with an i n v e s tig a tion / / 10 Di r e c t Communic a tion with G ov e r nment and R e g ul a t ory A uthorities / / 1 1 Communic a tion o f T r ade Sec r e ts t o G ov e r nment and R e g ul a t ory A uthorities / / 1 1 R E SP E C TING O THERS / / 1 2 - 1 6 Mutual r espe c t and p r of essional t r e a tment / / 1 3 - 14 Ha r assment - f r ee e n vi r onment / / 1 5 Safety and security / / 1 6 Mana g e r s ’ r esponsibilities / / 1 6 A V OIDING CONFLI C T S / / 1 7 - 25 O v ervi e w / / 18 Gifts and entertainment / / 19 - 21 Outside emp l o yment and business dealings / / 22 - 23 Outside service as a Di r e c t o r , T r u s t ee , Office r , I n v e s tment Commit t ee Membe r , P a r tner or Business Owner o f a f o r - p r o fit business or a n o t - f o r - p r o fit o r ganiz a tion / / 24 Owne r ship o f an outside business / / 25 Fiduciary a p pointments / / 25 P e r sonal i n v e s tment decisions / / 25 Dealing with f ami l y and close personal friends / / 26 Corpo r a t e o p po r tunities / / 27 CONDU C TING BUSIN E SS / / 29 - 33 F air comp e tition and anti - trust / / 30 - 31 Anti - co r r u p tion and imp r oper p a yments / / 32 Comb a ting financial crime and mon e y l a undering / / 33 W ORKING WITH G O VERNMEN T S / / 35 - 37 Your oblig a tions / / 36 Basic principles / / 37 PR O T E C TING COM P ANY A SSE T S / / 39 - 46 Financial in t egrity / / 40 Ad ditional s tanda r ds f or senior financial p r of essionals / / 41 Use of compa n y ass e ts / / 41 P r o t e c ting client and emp l oy ee r eco r ds and observing our priva c y princip l es / / 42 R eco r ds mana g ement / / 43 Use of compu t e r s , sy s t ems and corpo r a t e in f o r m a tion / / 4 3 - 44 Inside or proprietary in f o r m a tion / / 45 - 46 SUPPO R TING OUR COMMUNITI E S / / 48 - 52 P olitical a c tivities / / 49 - 50 I n v e s t or and media r el a tions / / 50 Charitab l e contributions and corpo r a t e sponso r ship / / 51 P a r ticip a ting in t r ade associ a tion s , con f e r ences and speaking enga g ements / / 51 Addressing Climate Change and Environmental Sustainability // 51 ADDITIONAL HELP / / 5 2 - 5 3 The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. The most current version of the Code can be found on MySource. Throughout the Code, references to company policies apply only to global policies that cover all employ ees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySour c e.

3 3 DOING WH A T’S RIGHT A T BNY ME LL ON , “ DOING WHAT’S RIGHT” MEANS – Contributin g to an ethical culture is expected and valued, – Conducting business in full complianc e with all applicable laws and regulations, and in accordance with the highest ethical standards, – Fostering honest, fair and open communication, – Demonstrating respect for our clients, communities and one another, – Being accountable for your own and team actions, and – Being willing to take a stand to co rr e ct or prevent any improper activity or business mistake. H O W T O DO WH A T’S RIGHT – P u t compa n y values, policies and procedures into action, – Know the laws and r e g ulations affecting your job duties and follow them, – Take responsibility for talking to someone if you see a problem, and – Ask questions if you are unsure of the right thing to do. WHEN Y OU ARE UNCE R T AIN, A SK Y OURSELF TH E SE QU E S TIONS – Cou ld the a c tio n af f e ct the company’s reputation? – Would it look bad if reported in the media? – Am I uncomfortable taking part in this action or knowing about it? – Is there any question of illegality? – Will the action be questionable with the passage of time? I f th e answer t o an y of these questions i s “ye s , ” ask mor e questions. Keep asking until yo u g et a satisfactory answer. Tal k t o you r manager, th e Compliance an d Ethics Department, Legal o r Human Resources, o r call th e Ethics Offic e b e for e doing anything further. Don’ t stop asking unti l yo u g et th e hel p yo u need. I T ’S Y OUR OBLIG A TION T O DO WH A T ’S RIGH T ..

4 4 H O W T O REPO R T A CONCERN Usual ly , the best place to start is by talking to your manager. If this ma k es you uncomfortable, then consider the options below. Ethics Help L ine ( Operated by membe r s of the compa ny’s Ethics Office ) – United States and Canada: 1 - 888 - 635 - 5662 – Eu r ope : 00 - 800 - 710 - 63562 – Brazil: 0800 - 891 - 3813 – Australia: 0011 - 800 - 710 - 63562 – Asia: appropriate international access code +800 - 710 - 63562 (except Japan) – Japan: appropriate international access code +800 - 710 - 6356 – All other locations: call collect to 412 - 236 - 7519 P l ease n o t e th a t y our phone call can be ano n ymou s .. E - mail: e thics@b n ymel l on .. com ( T o r emain ano n ymou s , p l ease use the t e l ephone help line f or r epo r ting y our conce r n .. ) Ethics H o t L ine ( Ope r a t ed b y Ethics P oin t , an independent h o t line admini s t r a t or) – Uni t e d St a t e s an d Canada : 1 - 866 - 294 - 4696 – Outsid e th e Uni t e d St a t e s dial the AT&T Di rect Access Number for your countr y and carrier, then 866 - 294 - 4696 A T & T Di r e c t A ccess Numbe r s b y Country/Ca r rier – Uni t e d Kin g dom : Britis h T e l eco m 0 - 800 - 89 - 001 1 ; C& W 0 - 500 - 89 - 001 1 ; INT L 0 - 800 - 013 - 0011 – India : 000 - 117 – B r azil : 0 - 800 - 890 - 0288 – I r eland : 1 - 800 - 550 - 000 ; Uni v e r sa l In t e r n a tional Fr eephon e 00 - 800 - 222 - 55288 – Japan : S o ftban k T e l eco m 0 0 663 - 511 1 ; KDD I 00 539 - 111 – A u s t r alia : T el s t r a 1 - 800 - 88 1 - 01 1 ; O p tus 1 - 800 - 55 1 - 155 – Hon g K ong : Hon g K on g T e l ephon e 800 - 96 - 111 1 ; N ew W or ld T e l ephon e 800 - 93 - 2266 – Singapo r e : Sin g T e l 800 - 01 1 - 111 1 ; StarHub 800 - 00 1 - 0001 W eb R epo r t: h ttp: / / ww w .. e thicspoin t .. com (ho s t ed on Ethics P oint ’ s secu r e ser v e r s and is n o t pa r t o f the compa n y ’ s w eb si t e or int r an e t ) .. P l ease n o t e th a t all conta c ts t o Ethics P oint can be ano n ymous .. Incident R epo r ting If y our conce r n i n v ol v es p o t ential criminal or unusual client a c tivit y , y ou mu s t fi l e an Incident R epo r t within 72 hou rs .. In the U .. S .., y ou can fi l e an Incident R epo r t using the icon on y our PC desk t o p .. In o ther l oc a tion s , y ou shou l d conta c t y our compliance o fficer f or assi s tance in f ol lo wing country - specific g uideline s .. Di r e c t o r ’ s Mailb o x If y our conce r n i n v ol v es que s tionab l e accounting or a uditing m a t t e r s , y ou m a y also r epo r t y our conce r n t o the P r esiding Di r e c t or o f the Boa r d (who is independent o f mana g ement ) .. Y ou can conta c t the P r esiding Di r e c t or b y sending an e - mail t o non - mana g ement di r e c t or@b n ymel l on .. com or b y po s tal mail a d d r essed t o: BNY Mel l on Corpo r a tion Chu r c h St r e e t St a tion PO B o x 2164 N e w Y or k , N e w Y ork 10008 - 2164 U S A A t t ention: Non - Mana g ement Di r e c t or P l ease note the postal mail option can be anonymous.

5 5 KEY PRINCIPL E S OF OUR CODE R E SP E C TING O THERS We respect h uman r ights and treat e mployees with fairness, dignity and respect at work. W e a r e commit t ed t o f o s t ering an inclusi v e w orkplace whe r e ta l en t ed peop l e w ant t o s t a y and d ev e l op their ca r ee rs .. Su p po r ting a di v e r s e , enga g ed w ork f o r ce al low s us t o be succes s f ul in bui l ding t r u s t , emp ow ering t eam s , serving our clients and outper f o r ming our pee rs .. W e gi v e equal emp l o yment o p po r tunity t o all individuals in compliance with l egal r equi r ements and bec a use it ’ s the rig h t thing t o d o .. AVOIDING CONFLICTS W e ma k e our business decisions f r ee f r om confli c ting outside influence s .. Our business decisions a r e based on our duty t o BNY Mel l on and our client s , and n o t dri v en b y a n y pe r sonal in t e r e s t or gain. W e a r e a l e r t t o a n y p o t ential confli c t o f in t e r e s t and ensu r e w e identify and mitig a t e or elimin a t e a n y su c h confli c t .. CONDUCTING BUSINESS W e secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. W e compete in full compliance with all applicable laws and regulations. W e support worldwide efforts to com bat financial corruption and financial crime. WORKING WITH GOVERNMENTS W e f ollow all requirements that apply to doing business with governments. W e recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government. PROTECTING COMPANY ASSETS W e ensure all entries made in the company’s books and records are complete and accurate and comply with established accounting and record - keeping procedure s. W e maintain confidentiality of all forms of data and information entrusted to us and prevent the misuse of information belonging to the company or any client. SUPPORTING OUR COMMUNITIES W e take an active part in our communities around the world, both as individuals and as a company. Our long - term success is linked to the strength of the global economy and the strength of our industry. W e are honest, fair and transparent in every way that we interact with our communities and the public at l arge. We are committed to addressing climate related risks and opportunities through an environmental sustainability approach that considers all aspects of our business.

6 6 WH A T Y OU SHOULD KN O W ABOUT OUR CODE OF CONDU C T OUR V A L U E S A t the f ound a tion o f our Code o f Condu c t a r e our V alues — P assion f or E x cel l enc e , In t egrit y , St r en g th in Di v e r sity and Cou r a g e t o L ead Our values unde r sco r e our commitment t o be a client - f ocused, t r u s t ed financial in s titution dri v en b y an emp ow e r ed g l obal t eam dedic a t ed t o outper f o r ming in ev ery mar k e t w e ser v e .. Our values p ro vide the framework f or our decision - making and g uide our business conduct. Incorporating these values in t o our actions helps us t o do wh a t is rig h t and protect the reputation o f the company. – Passion fo r Excellence: W e g et i t done .. W e strive t o b e extraordinary. – Integrity: W e d o wh at i s rig h t , always. W e challenge ea ch o the r – ev e n when i t i s uncomfortable. – Strength i n Diversity: W e seek ou t wh o i s missing an d hel p ev eryon e feel included. W e invest i n ea ch other’s success. – Courage t o Lead: W e tak e risks necessary t o l ead .. W e gr ow an d m ove on fro m failures. WH A T OUR V A L U E S DO: – Explain what we stand for and our sha r e d cultu re – Spa n g eog r aphie s and lines of business – Represent the p r omise s made to our clients, communities, shareholders and each other – Are critical to our success

7 7 PURPOSE OF OUR CODE Today’s global marketplace is filled with a host of new challenges and changes, but one constant guide us — the mandate to meet the highest standards of legal and ethical integrity. The Code of Conduct is the foundation of our commitment to D oing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment and seek advice when you’re unsure of the proper response to a particular situation. The Code provides the framework and sets the expectations for business conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage. WHO MUST FOLLOW THIS CODE? All employees worldwide who work for BNY Mellon or an entity that is more than 50 percent owned by the com pany must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code. W AIVERS OF THE CODE F OR EX E CUTIVE OFFICERS Waivers of the Code are not permitted for any executive officer of BNY Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders. Individuals who are deemed to be “executive officers” of BNY Mellon will be notified as appropriate. Compliance with the letter and the spirit of ou r Code of Condu ct, laws and r e g ul a tion s , policies and procedures is not op tiona l. It ’ s h o w w e do business: it ’ s the embodiment o f D oing What ’ s Right.

8 8 WH A T IS EXPECTED OF EMPLOYEES? Q & A Q: I w ork outside o f the U ..S .. Do U ..S .. l aw s a p p l y t o m e ? A: BNY Mel l on does business all ov er the w or l d, whi c h means th a t y ou m a y be subje c t t o l aw s o f countries o ther than the one in whi c h y ou li v e .. Y ou mu s t f ol l o w those l aw s th a t a p p l y t o y our business dutie s , whe r ev er y ou w or k .. BNY Mel l on is the pa r ent o f our ope r a ting companies and is incorpo r a t ed in the U .. S .., so U .. S .. l aw s m a y a p p l y t o ce r tain business a c tivities ev en if th e y a r e condu c t ed outside o f the U .. S .. The r ev e r se m a y also be t r ue o ther countries m a y a p p l y their l aw s outside o f their boundarie s .. If y ou h av e que s tions about the l aw s th a t a p p l y t o y our business a c tivit y , ask y our mana g er or conta c t the L egal r ep r esent a ti v e who su p po r ts y our line o f busines s .. You’re responsible for contributing to our culture of Doing What’s Right by knowing the rules that apply to your job. This includes company policies, procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive pol icies and p r ocedu r e s , and certain countries may have laws that are unique to a location. In these situations, you’re expected to follow the more restrictive rules. You’re expected to ask your mana g er if you have questions about performing your job. If you do not get an adequate response, it’s your duty to keep asking until you get a satisfactory answer. You must question any request that does not comp ly with company policies, laws or regulations, or is inconsistent with our Code of Conduct. No mana g er or l eader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Condu ct .. You shoul d challenge any such request and alert appropriate individuals. Identifying and managing risk is the responsibility of every emp loyee. You’re required to adhere to the established internal controls in your area of responsibility and promptly elevate all risk, compliance and regulatory concerns to your manager. You’re expected to comply with applicable laws and regulatio ns and follow this Code, including the spirit of its intent. The penalty for violating any pro vision may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to the compa ny’s business, the matter will be reported t o the appropriate a uthoritie s. You are r equi r ed to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and ce rtain outside employment or positions). CODE RAP is a web - based system whic h you can learn more about by visiting MySource, the company’s intranet site. If you need assistance or do not have access to a PC, ask your manager for help. You’re oblig at ed to comply fully with our Code of Condu c t and may be required to ce r tify your compliance with the Code. You will be notified of any required certifications.

9 9 COOPER ATING WITH R EGULATORY AGENCIES A ll emp l oy ees a r e r equi r ed t o coope r a t e with r e g ul a t o rs .. Y our communic a tions with r e g ul a t ory pe r sonnel a r e e xpe c t ed t o be r esponsi v e , comp le t e and t r anspa r en t .. A n y commitments y ou h av e made in r esponse t o e x am findings and a n y r esponses t o r e g ul a t ory in f o r m a tion r eque s ts a r e t o be comp l e t ed within the ag r eed time f r am e .. Y ou mu s t n o tify y our mana g er immedi a t e l y shou l d situ a tions arise th a t ma k e it unli k e l y th a t y ou will me e t the ag r eed upon commitment s .. In a d dition, y our compliance o fficer shou l d be advised o f a n y del ay s in me e ting r e g ul a t ory commitment s .. WHA T IS EXPECTED OF MANAGERS? Those who manage or supervise others h av e a special obligation t o set an example in Doing What’s Right. Some o f the ways y o u’r e expected to demonstrate this leadership include: – Creating a culture of ris k management, compliance an d ethics, – Considering ris k i n al l you r decision making, – Reinforcing wit h you r staff th e importance of earl y identification and escalation of potential risks t o th e appropriate managers, – Ensuring employees h ave th e relevant resources t o understand their jo b duties, – Monitoring compliance wit h th e Cod e of Conduct, company policies and procedures of th e employees yo u supervise, – Fostering a n environment i n whi ch em ployees ar e comfortable raising questions an d concerns withou t f ea r of retaliation, – Reporting instances of non - compliance t o th e prope r management level, – Taking appropriate disciplinary action fo r compliance an d ethics violations, and – Reviewing th e Cod e of Conduct n o less tha n annually wit h you r staff. MANAGING RISK AS A MANAGER As a manager, y ou must always consider risk in y our decision making. Y ou are required t o understand f ul l y the risk, compliance and regulatory issues that m a y impact the areas y ou ser ve .. Y ou a r e required t o escalate a n y concerns immediately t o the appropriate management lev el t o ensure the requisite attention is gi v en t o the matter. In addition, a n y corrective measures must be implemented timely, thoroughly and in a sustainable manner. RESPONSIBILITY TO ASK QUESTIONS AND REPORT CONCERNS Y ou a r e required t o speak up immediately if y ou h av e a question or concern about wh a t t o do in a certain situatio n or if y ou beli ev e someone is doing — or about t o do — something th a t violates the l aw , company poli c y or our Code of Conduct. If y ou h av e a genuine concern, y ou must raise it promptly. Q & A Q: Wh a t is my r o l e in managing risk? A: Each employee plays an important r ole in managing risk when you : – Perform your job with integrity and in compliance with policies, procedures and the law – Adhere to the controls established for your business – Ask questions if instructions are not clear or if you are unsure of the right thing to do – Escalate issues immediately to your manager (e.g., an error, a missed control, wrongdoing or incorrect instructions) Doing What’s Right means being accountable for your own and your team’s actions, and being willing to take a stand to correct or prevent any improper activity or a business mistake.

10 10 Q & A Q: Where do I go for help if I’m uncom f o r tab l e talking to my management? A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is located in the Code of Conduct, on MySource and on the company’s public Internet site. Q & A Q: Can I report a concern anonymously? A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish. If y ou have a question or concern, y our manager is usually a good place to start. Other people y ou may go to f or help or advice are : – Your manager’s manager – Your line of business Compliance officer – Someone i n the Human Resources or the Legal department You must speak u p .. If y our concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help Line or Ethics Hot Line. You can also visit the Doing What’s Right section of the Compliance and Ethics page on MySource f or more information on reporting an issue or incident. WHA T HAPPENS WHEN A CONCERN IS REPORTED? When you report a concern to the Ethics Help Line or Ethics H ot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern. These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report o r if you knowingly give a false report. ZERO TOLERANCE FOR RETALIATION Anyone who reports a concern or reports misconduct in good faith, and with the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may inc lude dismissal. COOPERATING WITH AN INVESTIGATION You’re required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any in vestigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal. Remember, investigations are confidential company matters. To protect the integrity of the investigation, you are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with other employees or the public.

11 11 At the same time, this requirement for confidentiality does not prohibit you from reporting legal violations to any governmental or regulatory body or official(s) or finance - related self - regulatory organization (collectively, “Governmental Authorities”), and you may do so either during or after your employment without notice to the Company. Furthermore, no BNY Mellon policy or agreement is meant to prohibit you from doing so, or from participating in any benefits involved in such reporting. The only restriction in this regard is that you are not authorized to disclose information covered by the Company’s attorney - client privilege. DIR EC T COMMUNI CA TION WITH G OVERNMENT AND REGULATORY AUTHORITIES The confidentiality o f our information and the protection o f th a t information is a theme th a t recurs several times in this Code and in ma n y o f our policies. However, nothing in this Cod e , in those policies, or in a n y agreement with BNY Mel l on is meant t o prohibit y ou from: – initiating communications directly with , cooperating with , providing relevant information to o r otherwise assisting i n a n investigation by any Governmental Authorities regarding a possible violation of law; – testifying, participating o r otherwise assisting i n a n action o r proceeding by a Governmental Authority relating to a possible violation of l a w ; or – participating i n a ny benefits f o r information provide d to Government Authorities i n th e manner described i n th e first o r second points above. Y o u a re permitted to r epo rt i n thi s manner b o t h during an d af t e r your employment he re irrespective of a ny confidentiality agreements you m ay h ave signed o r policies i n place during y ou r employment and withou t providing n o tic e to th e Company. Th e on ly restriction i s that y o u a re n ot authorized to disclose information covered by th e Company’s attorney - client privilege. COMMUNICATION OF TRADE SECRETS T O G O VERNMENT AND R E GUL AT O R Y AUTHORITIES Whi l e the Code prohibits y ou f r om revealing “ t r ade secrets” outside o f the Company, y ou m a y do so without facing criminal or civil liability if: – th e material i s revealed i n confidence solely f o r th e purpose of reporting o r investigating a suspected violation of l aw to a Federal, State, o r local government official, eithe r directly o r indirectly, o r to a n attorney; or – th e material i s re vealed i n a complaint o r o the r document fi l e d unde r seal in a lawsuit o r o the r proceeding. N ote th at a n individual wh o files a lawsuit for retaliation by a n employer f o r reporting a suspected violation of l aw may disclose th e t r ad e secret to his/her attorney an d m ay us e th e t r ad e secret information i n th e cou rt proceeding. I n such cases, t r ad e secret information must b e fi l e d unde r seal, an d i t m ay b e disclosed on ly unde r a cou rt order.

12 12 KE Y PRINCIPLE : R E SP E C TIN G O THERS R E SP E C TING O THERS W e are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. W e give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do. MUT U AL RESPECT AND P ROFESSIONAL TRE ATMENT HARASSMENT - FREE ENVIRONMENT SAFETY AND SECURITY MANAGERS’ RESPONSIBILITIES KEY PRINCIPLE: RESPECTING OTHERS

13 13 KEY PRINCIPLE: R E SP E C TING O THERS MUT U AL RESPECT AND PROFESSIONAL TREATMENT W e value Teamwork and nothing damages a t eam mo r e quickly than a lack of mutual respect. For our company t o be successful, w e all must w ork together tow a r d common goals. Employees and managers share a mutual responsibil ity t o k eep one another informed o f a n y information that may be important t o job performance and t o understanding the organization. Y o u’r e expected t o t r e a t y our fellow employees professionally — it’s wh a t we ow e each o ther in the workplace. The company recognizes y our rig h t t o f o r m personal relationships with those y ou me e t in the workplace; h owev e r , y o u’r e expected t o use g ood judgment t o ensure y our personal relationships do n o t negatively affect y our job performance or interfere with y our ability t o supervise others. Favoritism, open displays o f affection, n o t respecting personal boundaries, and making business decisions based on emotions or personal relationships a r e inappropriate. Y ou should av oid situations whe r e y our personal relations hip with other employees, customers, vendors, contractors or individuals who conduct business with BNY Mellon m a y create a potential conflict or perception o f favoritism, especially if the r e is a reporting relationship. R omantic personal relationships between employees in a reporting relationship, where one person has direct or indirect authority or influence over the employment status of the other person, are strictly prohibited. This includes authority to make decisions about promotions, transfers, salary, administrative actions, and management - related decisions affecting the employee or indirect supervision where one person works in a business unit that ultimately reports to the other person. Such relationships need to be immediately di sclosed to management or Human Resources to address the conflicts that such a relationship creates .. Situations th a t i nv ol v e borrowing mon ey , or making loans between employees, or between one employee and a family member o f another employee must be avoided, unless it is o f an incidental nature involving a minimal amount o f mon ey .. Managers should be particularly sensitive to situations involving lending mon e y t o those who r epo r t t o them and av oid these workplace situations. ( R e f e r ence: Gift s , E n t e r t ainme n t and L oans f r om One Emp l o y ee t o An o ther) Q & A Q: I as k ed a question in a s taff me e ting and the response I received was offensive — several people laughed at me and I was mortified. What should I do? A: The response y ou received w as inappropriate. Healthy communication can on l y occur in environments whe r e different opinions can be expressed and respectful debate occurs. It’s okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources.

14 14 KE Y PRINCIPLE : R E SP E C TIN G O THERS Similarly, gifts and entertainment between employees (including family members o f another employee) can create conflicts. Company poli c y places limits on the amounts that a r e permissible and amounts ab ov e those established limits require approval via CODE RAP .. ( R e f e r ence: Gift s , E n t e r t ainme n t and L oans f r om One Emp l o y ee t o An o ther) Managers must also be aw a r e o f situations whe r e family members or close personal friends m a y also w ork a t BNY Mel l on. The company prohibits a n y w ork situations whe r e there is a direct reporting relationship between family members. In addition, whe rev er possible, situations should be avoided that i nv ol v e family members working in the same business unit a t the same location, or family members working in positions whe r e th e y can joint l y control or influence transactions. Senior executives must be aw a r e th a t the r e a r e restrictions on hiring family members. If y ou encounter such a situation or a r e aware o f on e , y ou should contact Human Resources f or guidance. ( R e f e r ence: Hiring and Co n tinued Emp l o yme n t o f Emp l o y ee s ’ R e l ati v es or Individuals Sharing Emp l o y ee s ’ Househo l d)

15 15 HAR A SSMEN T - FREE ENVIRONMENT BNY Mel l on supports human rights and treats employees with fairness, dignity and respect at work and will n o t tolerat e a n y f o r m o f harassment or discrimination. Harassment can be verbal, physical or include visual images whe r e the effect creates an offensive atmosphere. It can ta k e ma n y forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e - mail. Harassment also includes disrespectful behavior or remarks th a t involve a perso n’s r ac e , co l o r , s e x, a ge , sexual orientation, gender identity, religion, disability, national origin or a n y o ther legally protected status. Certain local laws or regulations m a y p ro vide additional protection f or employees, so check with Human Resources or the Legal department in y our local a r ea if y ou have questions. Some countries h av e specific laws concerning sexual harassment th a t include: – Intentional o r unintentional, unwelcome sexual advances wit h or withou t touching – Coerced se xual acts – Requests o r demands fo r sexual favors – Othe r v erba l o r physical conduct of a sexual nature Our commitment t o a harassment - free environment applies in all work - related settings and activities, whether on or o ff company premises, and extends to employees’ actions tow a r d clients and vendors. Harassment o f a n y kind will not be tolerated in the workplace. H uman Rights Statement Q & A Q: A col l ea g ue ma k es comments about my a p pea r ance th a t ma k e me f eel uncom f o r tab l e .. I ’ v e t o l d my col l ea g ue th a t I do n ’t li k e these comment s , but th e y continue, and I ’m t o l d I ’m t oo sensiti v e .. Wh a t am I su p posed t o d o ? A: Y ou should talk t o y our manager and ask f or hel p .. If y ou do n o t feel comfortable talking t o y our manager, talk t o Human Resources or call the Ethics Help Line or Ethics H o t Line.

16 16 KE Y PRINCIPLE : R E SP E C TIN G O THERS S AFETY AND S E CURITY Q & A Q: I h av e r eason t o beli ev e th a t a col l ea g ue is coming t o the o ffice in to xic a t ed. Wh a t shou l d I d o ? A: Y ou shou l d n o tify y our mana g er immedi a t e l y .. If y o u ’ r e uncom f o r tab l e discussing this with y our mana g e r , conta c t Human R esou r ce s .. BNY Mel l on is committed to establishing and maintaining safe and healthy working conditions a t all locations and to complying with laws th a t pertain to employee workplace safety. Listed be lo w are some o f the principles o f maintaining a safe and secure workplace: – Y o u must contribute to maintaining a workplace f r e e from aggression. Threats, intimidating behavior o r a ny acts of violence wil l n ot b e tolerated. – Y o u m ay n ot us e, possess, sel l o r transfer illegal drugs on company property. I n addition, y o u w o n ’ t b e permitted to w or k i f y o u’re using illegal drugs o r impaired by alcohol. – Y o u m ay n ot brin g weapons on to company property. This includes weapons use d f o r sporting purposes o r otherwise legal to possess. Weapons of a ny kin d h ave n o place i n the w or k environ ment. – Y o u should b e a l e rt to individuals wh o a re o n company premises withou t p r ope r authorization .. – Ma ke su re y o u observe al l physical access rules i n your location an d r epo rt incidents of unauthorized entr y to your manager o r to security personnel. ( R e f e r ence: Compa n y Ide n tification Ca r d Issuance; D isp l ay and Use o f Compa n y Ide n tification) MANAGERS’ R E SPONSIBILITI E S As pa r t o f a worldwide financial services organization, managers h av e a special responsibility t o demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a w ork environment th a t is f r ee f r om discrimination, harassment, intimidation or bullying o f a n y kind. This type o f behavior will n o t be tolerated and is inconsistent with our values and the Code o f Conduct. Managers also must ensure th a t all aspects o f the employment relationship a r e f r ee f r om bias and th a t decisions a r e based upon individual per formance and merit.

IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

KE Y PRINCIPLE : A V OIDIN G CONFLI C T S A V OIDING CONFLI C T S We ma ke our business decisions f r e e from conflicting outside influences. Ou r business decisions a re based o n ou r dut y to BN Y Mellon an d ou r clients, an d n ot dri v e n by a ny personal interest o r gain .. We a re a l e rt to a ny potential conflict of interest an d ensure we identify and mitigate o r el iminate a ny such conflict. GIFTS AND ENTERTAINMENT OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS OUTSIDE SERVICE AS A DIR ECT OR, OFFICER OR GENERAL P A RTNER OWNERSHIP OF AN OUTSIDE BUSINESS FIDUCIARY APPOINTMENTS PERSONAL INVESTMENT DECISIONS DEALING WITH FAMILY AND CLOSE PERSONAL FRIENDS CORPOR A TE OPPORTUNITIES

18 18 KEY PRINCIPLE: A VOIDING CONFLICTS O VE R VIEW The wa y w e conduct our dai l y business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace f ar more than a n y o ther actions w e ta ke .. Each one o f us contributes t o BNY Mellon’s reputation. Y o u’r e expected always t o a c t in a wa y th a t reflects our commitment t o integrity and responsible business behavior. A conflict o f interest is a n y situation whe r e y our interests and the company’s interests or the interests o f our clients a re , or cou l d appear t o b e , in opposition. When y o u’r e in such a situation, it m a y be difficult t o objectively fulfill your job duties and y our loyalty t o the company or t o our clients and m a y be compromised — or appear t o be compromised. Every business decision y ou make should be in the best interests o f the company and our clients and n o t f or y our o wn personal gain or benefit. So, y ou m a y n o t engage in any activity th a t creates, or ev en appears t o create, a conflict o f interest between y ou and BNY Mel l on or its clients. Y ou should n o t ta k e a n y business action, including a n y l oan or guarantee, f or y our personal benefit, or t o benefit a relative, a spouse or o ther romantic partner, or a close friend a t the expense of the company’s or a client’s be s t interests. If y ou beli ev e y ou h av e a conflict of interest, or m a y be perceived t o h av e such a conflict, y ou must disclose this to y our Compliance Officer or t o the Ethics Office. If y ou beli ev e y ou h av e a conflict o f interest, or m a y be perceived t o h av e such a conflict, y ou must disclose th is t o y our Compliance Officer or t o the Ethics Offic e .. Y o u’r e expected t o cooperate f ul l y with all efforts t o resolve a n y such confli c t .. The r outine activities on the following pages can gi v e rise t o an actual or perceived conflict o f interest. ( R e f e r ence: Business Confli c ts o f I n t e r e s t) Even if the conflict does not create an improper action, the appearance o f a conflict of interest can be equally damaging t o our reputation.

19 19 KE Y PRINCIPLE : A V OIDIN G CONFLI C T S GIF T S AND ENTE R T AINMENT Q & A Q: My line o f business is considering asking a l ocal vendor th a t w e use f r om time t o time t o donate small gifts t o a local c harit y .. Since we’re n o t getting anything o f valu e , can w e assume this is allowable? A: No. This is ina p p r opri ate .. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our r eque s t to continue doing business with the compa ny. Our clients, suppliers and vendors a r e vital t o BNY Mellon’s success. That’s w h y it’s imperative that these relationships remain objective, fair, transparent and f r ee from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability t o exercise sound business judgment becomes blurred. To prevent misund erstandings, it’s recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code. Fundamentally, interactions with existing or prospective clients, suppliers and vendors a r e business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public dis closure of a n y gift or entertainment you accept or give would embarrass you or damage BNY Mellon’s reputation. If your judgment begins t o be influenced inappropriately by a close relationship with a client, supplier or vendor, then you have crossed the line and you should r emove yourself from that relationship. The basic principle is th a t no gift or entertainment m a y be accepted or provided if it obligates y ou, or appears t o obligate y ou, t o the individual receiving or giving the gift or entertainment. Gifts and entertainment should be defined in the broadest sense t o include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, corporate tickets, company sponsored events, food, drink, and a n y similar items. In addition t o the rules no t ed on the n e xt pa g e that apply across the company, certain lines of business m a y have more restrictive rules a nd requirements. You a r e expected t o know and follow the mo r e rigorous standards that m a y app l y t o your job or your location.

20 20 The following a r e N O T allowed, regardless o f the value: – Accepting o r givin g anything a s a “qui d pr o quo” , th at i s fo r doin g something i n r e tur n fo r th e gif t o r entertainment, – Accepting o r givin g cash o r cash equivalents (e.g. , checks, cash convertible gif t certificates o r cards, securities an d loans), – Accepting o r givin g a gif t o r entertainment th at violates an y l aw o r regu lation o r brings har m t o BN Y Mellon’s reputation, – Accepting o r givin g anything th at cou ld b e vi ew e d a s a bribe , pay o f f or improper influence, – Accepting o r givin g a gif t o r entertainment th at violates an y standard of conduct fo r you r profession, especially i f yo u ho ld a license o r a certification, – Using you r position i n an y w a y t o obtain anything of valu e from prospective o r existing clients, suppliers, vendors o r persons t o whom yo u r ef e r business, – Providing entertainment th at i s lavish o r to o frequent fo r a n existing or prospective client, v endo r o r supplier, – Participating i n an y entertainment th at i s inappropriate, sexually oriented or inconsistent wit h ethical business practices, – Accepting gifts o r ente rtainment from , o r givin g the m to , an y v endo r or supplier during th e selection o r sourcing process, whether o r n ot yo u are th e primary relationship manager o r involved directly i n th e negotiation to secure th e products o r services, – Participating i n an y action th at w ou ld cause th e o the r person t o viol a t e their o w n company’s standards fo r gifts an d entertainment, and – Providing gifts o r entertainment t o a n existing o r prospective client, supplier o r v endo r n ot recorded properly i n th e company books an d records Q & A Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business and I may even be able to get some business referrals from her friends. There won’t be any expense to BNY Mellon. Can I stay in the client’s home? A: N o .. Staying in a client’s home is inappropriate. Y our client is a business associate, n o t a personal friend. This type o f entertainment could be viewed as improper and could bring ha r m t o the company’s reputation if disclosed to the public. The fact th a t the company is n o t paying f or a n y expenses is not rele vant. Y ou should thank the client f or the kind suggestion, explain our policy and politely decline the offer.

21 21 KE Y PRINCIPLE : A V OIDIN G CONFLI C T S Q & A Q: I ’m w o r ried about the imp r ession my o ffice is giving t o the communit y .. W e ho s t wh a t I consider t o be l a vish pa r ties f or p r ospe c ti v e clients and some peop l e seem t o be con s tant l y “ en t e r taining” client s .. Shou l d I be w o r ried? A: It depend s .. It cou l d be th a t y our col l ea g ues a r e engaging in l egitim a t e business en t e r tainmen t .. It ’ s possib l e th a t the en t e r tainment complies with the Code o f Condu c t and compa n y policie s , and y ou m a y n o t h a v e all the f a c t s .. Y ou shou l d talk t o y our mana g er or the n e xt lev el o f mana g ement about y our conce r n. If y o u ’ r e uncom f o r tab l e doing this or y ou ge t an uns a ti s f a c t ory an sw e r , conta c t the Ethics Help L ine or the Ethics H o t L ine t o r epo r t y our conce r n doing business with the compa n y .. The exchange o f gifts and entertainment is a well - established practice and can be important t o building relationships, but it can also affect the relationship if y our ability t o exercise sound business judgment becomes blurred. BNY Mellon’s relationships with clients, prospects, intermediaries, consultants, centers o f influence, suppliers, vendors, third parties and o ther business partners, including government and quasi - government employees and union officials, must be transparent, objective, f ai r , and f r ee f r om conflicts and perceptions o f corruption or undue influence. As such, BNY Mel l on has est ablished strict reporting requirements and limits related t o gifts, entertainment, and similar accommodations. Y ou a r e required t o kn o w and understand the Gifts and Entertainment Tier I Policy, abide by all limits s e t within the Policy, and use Code Rap t o r epo r t or seek pre - approval, whe r e required. Y ou can always contact y our Manager or the Ethics Office if y ou h av e questions.

22 22 OU T SIDE EMP LO YMENT AND BUSINESS DEALINGS Certain types o f outside employment or business dealings may cause a conflict o f interest or the appearance o f a conflict. It’s your responsibility to recognize these situations. Any activity th a t diminishes your ability to perform your job duties objectively, benefits y ou a t the expense o f BNY Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will n o t be permitted. Certain types o f outside employment or business dealings may n o t be accepted whi l e employed by BNY Mel l on, including: – Employment o r association wit h companies o r organizations that prepare, a udi t o r certify statements o r documents pertinent to the company’s business, – Employment wit h clients, competitors, vendors o r suppliers th at y o u deal wit h i n th e normal course of y ou r jo b duties, and – A ny business relationship wit h a client, prospect, supplier, v endo r o r agent of th e company (o the r tha n normal consumer transactions conducted through ordinary re tai l sources). Q & A Q: A colleague of mine works part - time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict? A: It does n o t seem likely this w ou l d be a conflict, so long as y our colleague is n o t involved in the decision making process t o purchase supplies f r om the outside company or approve invoices or payments t o the supplier. If you’re concerned, y ou m a y w ant t o talk with y our manager. In addition, y ou can always contact y our Compliance Officer or the Ethics Office f or guidance.

23 23 KE Y PRINCIPLE : A V OIDIN G CONFLI C T S Certain types o f outside employment and business dealings require approval from the company b e fore acceptance. You must seek approval via CODE RAP. Depending upon your job duties or o ther regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval: – Employment involving th e us e of a professional license ev e n i f th at license i s n ot required f o r y o u to perform your current duties ( e.g .. , FINRA, r ea l estate, insurance, certified accountant an d attorney), – Employment involving providing ta x advice o r ta x return preparation, – A ny typ e of employment i n th e financial services industry , – Employment th at cou ld compete wit h th e company o r divert business opportunities i n a ny way, – A ny position th at i s similar i n nature to y ou r present job duties an d involves a “knowledge transfer” to th e other organization , – Jobs th at adversely affect th e quality of y ou r w or k, distract y ou r attention f r o m y ou r jo b duties o r otherwise influence y ou r judgment whe n acti ng o n behalf of th e compa n y , – Employment of a ny kin d th at w ou ld negatively impact the company’s financial o r professional reputation, and – Serving a s a n e xpe rt witness, industry arbitrator o r other similar litigation support th at i s unrelated to BN Y Mel l on , as these activities generally ta ke a significant amount of time an d h ave th e potential to create conflicts of interest ( e.g .. , taking a position th at i s contrary to company policies o r proc edures o r otherwise conflicts wit h th e interests of ou r clients). Even if y our outside employment is approved or permissible under the Code, y ou m a y n o t solicit employees, clients, vendors or suppliers, nor m a y y ou utilize the company’s name, tim e , property, supplies or equipment. A ll approvals granted for outside employment expire after one ye a r .. Annual re - approval via CODE RAP is required since facts and circumstances may change .. ( R e f e r ence: O utside A ffiliation s , O utside Emp l o yme n t , and Ce r t ain O utside Compensation)

24 24 OU T SIDE SE R VICE AS A DIRECTOR, TRUSTEE, OFFICER, INVESTMENT COMMITTEE MEMBER, PARTNER OR BUSINESS OWNER OF A FOR - PROFIT BUSINESS OR A N OT - F OR - PROFIT ORGANIZATION Y ou must obtain prior approval from the Ethics Office through CODE RAP if you wish to serve as a Director, Trustee, Officer, Partner or Business Owner of any for - profit business OR for certain not - for - profit (NFP) organizations if any of the following condi tions exist: – There is an existing or proposed client, business or financial relationship between the NFP organization and BNY Mellon, including receiving charitable contributions, grants or foundation money from BNY Mellon .. – The NFP organization is a tr ade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute). – You receive any type of direct or indirect compensation (e.g., cash, securities, goods, services, tax benefit, etc.). – You have b een asked by BNY Mellon to serve the NFP organization. – The organization/entity is any type of government agency or your position/ role is considered to be a public official (whether elected or appointed). Additionally, y ou must obtain prior approval f r om the Ethics Office through CODE RAP t o ser v e as a member o f an Investment Committee th a t makes or oversees decisions or recommendations with respect t o investing the assets of a for - profit or a not - for - profit organization. Y ou m a y n o t serve until y ou h av e f ull approval f r om BNY Mellon as required b y policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you’re serving the outside entit y on behalf of BNY Mellon. Annual re - approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year. Even if the service does not require approval, you must notify BNY Mellon of any anticipa ted negative publicity, and you must follow these guidelines while you serve: – N ev e r attempt to influence o r ta ke pa rt i n vot e s o r decisions th at m ay lead to th e us e of BN Y Mel l o n o r it s affiliates’ products, services o r o the r type s of benefit to th e company; th e entity’s records must reflect th at y o u recused yourself f r o m such a vote o r discussion .. – Y o u must ensure th e entit y conducts it s affairs lawfully, ethically, and i n accordance wit h prudent management an d financial practices. I f you cannot, the n y o u must resign. – Y o u cannot divulge a ny confidential o r proprietary information .. – I f y o u l ea rn of a ny Material No n - Public Information (MNPI ) y o u must contact th e Control R oo m o r y ou r local Compliance Officer to r epo rt ea ch instance .. ( R e f e r ence: Acce p ting Compensation When Serving as a Boa r d Member or Senior O fficer o f an O utside Entity ) Q & A Q: I ’ v e been as k ed t o sit on the boa r d o f a l ocal non - p r o fit g r ou p .. Th e y use our W ealth Mana g ement g r oup t o mana g e their c haritab l e giving p r og r am. I do n ’t h av e a n y business dealings with the non - p r o fit g r oup and do n ’t w ork in W ealth Mana g emen t .. Do I h av e t o r epo r t thi s ? A: Y e s .. The non - p r o fit entity is a client o f BNY Mel l on. It does n o t m a t t er whi c h line o f business has the client r el a tionshi p , or wh e ther or n o t y ou h av e any business dealings with the g r ou p .. Y ou mu s t submit a CODE RAP form and r ecei v e a p p r o val b e f o r e y ou ag r ee t o ser v e ..

25 25 KE Y PRINCIPLE : A V OIDIN G CONFLI C T S O WNERSHIP OF AN OUTSIDE BUSINESS If y ou o wn a business (either as a so l e proprietor or partial o wner ) , y ou must seek approval f or this ownership via CODE RA P .. Y o u ’ll be required t o provide pertinent details, such as a n y relationship with BNY Mel l on (including employees), a n y compensation/ payment received, time required and potential conflicts o f interest (actual or in appearance). Annual re - approval via CODE RAP is required as fact s and circumstances m a y change. ( R e f e r ence: O utside A ffiliation s , O utside Emp l o yme n t , and Ce r t ain O utside Compensation) FIDUCIARY APPOINTMENTS Fiduciary appointments a r e those whe r e y ou a c t as a trustee, executor, administrator, guardian, assignee, receiver, custodian under a uniform gift to minors a ct , investment adviser, or a n y capacity in whi c h y ou possess investment discretion on behalf o f another or a n y o ther similar capacity. In general, yo u’re strongly discouraged f r om serving as a fiduciary unless y o u’r e doing so f or a family member. A ll requests t o ser v e as a fiduciary, with the exception o f serving f or a family member who is n o t a BNY Mel l on client, require approval through CODE RAP. If the r e is a client relationship, the r e m a y be restrictions or controls placed on y our service, or y ou m a y be denied the ability t o ser v e in such a fiduciary capacity. In all situations whe r e y o u’r e acting as a fiduciary, y ou must f ol lo w these guidelines : – D o n ot represent th at y o u’re performing th e same professional services that a re performed by a bank, o r th at y o u h ave access to such services , – D o n ot accept a f e e f o r acting a s a co - fiduciary wit h a bank, unless you receive approval f r o m th e boa rd of directors of th at bank, and – D o n ot pe r mi t y ou r appointment to interfere wit h th e tim e an d attention you d evote to y ou r BN Y Mel l o n jo b duties. PERSONAL INV ES TMENT DECISIONS Y our personal investments, and those of certain family members, could lead to conflicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on tr ading in BNY Mellon securities and a strict prohibition against insider trading. Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre - clearing various types of securities transactions. Y ou must be familiar with the responsibilities that apply to your job, and you’ll be expected to follow those rules. In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the P e r sonal Securities T r ading P oli c y ..

26 26 DEALINGS WITH FAMILY AND CLOSE PERSONAL FRIENDS Y ou should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This principle also applies to situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility, as well as to sit uations in which your family member or close personal friend is affiliated with a vendor of BNY Mellon, or a competitor to BNY Mellon. Y ou must disclose any such situation to your manager and your Compliance Officer and cooperate with all efforts to resolv e such conflicts. ( R e f e r ence: Hiring and Co n tinued Emp l o yme n t o f Emp l o y ee s ’ R e l ati v es or Individuals Sharing Emp l o y ee s ’ Househo l d) Q & A Q:A colleague of mine works part - time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict? A: It does n o t seem likely this w ou l d be a conflict, so long as y our colleague is n o t involved in the decision making process t o purchase supplies f r om the outside company or approve invoices or payments t o the supplier. If you’re concerned, y ou m a y w ant t o talk with y our manager. In addition, y ou can always contact y our Compliance Officer or the Ethics Office f or guidance. Q & A Q: My son works f or a consulting company th a t BNY Mel l on routinely hires f or software development. My job does n o t r equi r e th a t I interact with him and I h av e no influence or input ov er the decision t o hi r e the consulting company. Is this okay? A: It does n ’t a p pear th a t the r e a r e a n y confli c ts o f in t e r e s t with y our son w orking f or the consulting compa n y and y our job a t BNY Mel l on. T o be ce r tain, discuss this m a t t er with y our mana g er or y our Compliance Office r , so th a t y ou can be su r e the r e a r e no confli c ts with this situ a tion.

27 27 KE Y PRINCIPLE : A V OIDIN G CONFLI C T S CORPOR A TE OPPO R TUNITI E S A ll t r ansa c tions with y our client s , su p plie r s or v endo r s mu s t be hand l ed s tri c t l y on an “ a r m ’ s - l ength basi s ” , meaning th a t the t e r ms o f all t r ansa c tions mu s t n o t ev en sug g e s t the a p pea r ance o f a pe r sonal advanta g e Y ou ow e a duty t o BNY Mel l on t o advance its l egitim a t e business in t e r e s ts when the o p po r tunity arise s .. Y ou and y our f ami l y membe r s a r e p r ohibi t ed f r om pe r sonal l y ben e fiting f r om o p po r tunities disc ov e r ed th r ough the use o f compa n y p r ope r ty or in f o r m a tion th a t y ou di r e c t l y or indi r e c t l y o b tained th r ough y our position a t BNY Mel l on. Y our a c tions mu s t n o t comp e t e in a n y w a y with businesses the compa n y enga g es in, and y ou m a y neither ask f o r , nor acce p t , a business o p po r tunity th a t m a y be l ong t o BNY Mel l on or cou l d a p pear t o be l ong t o i t .. Y ou m a y n o t gi v e l ega l , tax or o ther p r of essional advice t o client s , p r ospe c t s , v endo r s or su p plie r s o f the compa n y .. Y ou m a y n o t gi v e i n v e s tment advice t o client s , p r ospe c t s , v endo r s or su p plie r s o f the compa n y , un l ess this a c tivity is pa r t o f y our r e g ular job r esponsibilitie s .. Y ou mu s t also be c a utious if client s , p r ospe c t s , su p plie r s or o ther emp l oy ees seek y our g uidance or y our r ecommend a tion o f a thi r d - party p r o f essional who p r o vides these service s , su c h as an a t t o r n e y , accountan t , insu r ance b r o k e r , s t o c k b r o k e r , or r eal e s t a t e a g en t .. If y ou ma k e su c h a r ecommend a tion, y ou mu s t f ol lo w these r equi r ements: – P r o vid e s ev e r a l candid a t e s an d ensu r e y o u sh ow no fav oritis m t ow a r d a n y of them – Disc l os e i n writin g th at th e r ecommend a tion s a r e i n n o w a y sponso r e d o r endo r se d b y th e compa n y – D o n ot acce p t a n y f e e (n ow o r i n th e f utu r e ) , no r m a y y ou e xpe ct a n y di r e ct o r indi r e ct ben e fi t ( e .. g .. , mo r e business f r o m a b e t t e r r el a tionship ) f r o m th e r ecommend a tion

IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

KE Y PRINCIPLE : CONDU C TIN G BUSIN E SS CONDU C TING BUSIN E SS W e secu r e busines s base d o n hone st comp e tition i n th e mar k e tplac e , whi c h contribu t e s t o the succes s of ou r compa n y , ou r client s an d our sha r eho l de rs .. W e comp e t e i n f ul l complianc e with al l a p plicab le l aws an d r e g ul a tion s .. W e su p po r t w or l dwid e e f f o r t s t o comb at financia l co r r u p tion an d financia l crim e .. F AIR COMPETITION AND ANTI - TRU S T ANTI - CORRUPTION AND IMPROPER P A YMEN T S COM B A TING FINANCIAL CRIME AND MONEY L A UNDERING

30 30 KEY PRINCIPLE: CONDU C TING BUSIN E SS F AIR COMPETITION AND ANTI - TRUST BNY Mel l on is committed t o f air dealing with our clients, suppliers, competitors and employees. The company is also committed t o open competition as we beli ev e this benefits our clients, the company and the community a t la rge .. We compete vigorously but on l y in f ull compliance with the laws and regulations o f the numerous jurisdictions in whi c h w e do business, and in the spirit of honesty and integrity. A ll BNY Mel l on entities must comply with the various “ f air competition” and “ f air dealing” laws th a t e xi s t in ma n y countries and “anti - trust” laws in the U.S. The general purpose o f these laws is t o protect the markets f r om anti - competitive activities. Some examples o f such anti - competitive activities are those th a t i nv ol v e entering in t o formal or informal agreements, whether written or o r a l , with competitors regarding: – Fixing prices o r terms, o r a ny information th at impacts prices o r terms, – Allocating markets, sales territories o r clients, including sharing marketing plans o r strategic documents, – Boycotting o r refusing to deal wit h certain suppliers, vendors o r clients (unless required by a l aw o r governing bod y, such a s th e Offic e of Foreign Assets Control), and – Making th e us e of a product o r service f r o m a supplier o r v endo r conditional upo n thei r us e of ou r services o r products. The principles o f f air dealing require us t o deal f air l y with our clients, suppliers, competitors and em ployees. Unfair advantage m a y n o t be taken through : – Manipul a tion, – Concealmen t , – Abus e of privi l e g e d in f o r m a tion, – Mis r ep r esent a tio n of m a t eria l f a c t s, or – A n y o the r un f ai r - dealin g p r a c tice s .. Q & A Q: A c l ose friend w or k s f or a comp e ti t or o f BNY Mel l on. W e som e times talk about the c hal l en g es w e h av e in mar k e ting ce r tain p r odu c ts and bounce ideas o ff one an o the r .. Is this a p r ob l em? A: Yes. Y ou’re discussing confidential information that belongs to the company. Y ou may also be violating anti - trust or anti - competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company ..

31 31 KE Y PRINCIP LE : CONDU C TIN G BUSIN E SS The competition and anti - trust laws a r e ma n y and complex, so if y ou h av e a n y question as t o whether a particular activity is legal or in compliance with the spirit o f these laws, y ou should contact a member o f the Legal department. The following points reinforce the significance and complexity o f these laws: – Th e laws ca n var y withi n th e same country o r organization. For example, several states withi n the – U.S. h ave f ai r competition laws, i n addition to th e federal anti - trust laws. Likewise, withi n th e E U, individual countries m ay h ave laws th at a p p ly i n addition to E U laws, – Th e laws of certain countries m ay a p p ly to conduct that takes place outside of th at country ( e.g .. , th e U.S. an d EU), – Violations of these laws typically ca r r y harsh penalties. Most pe r mi t significant monetary penalties f o r b o t h th e company an d th e individual employee, an d som e pe r mi t convicted individuals to b e imprisoned, – Meetings at professional gatherings, t r ad e associations o r conferences a re particularly vulnerable to potential violations. I f y o u’re involved i n a ny discussion wit h a competitor th at begins to suggest anti - competitive or anti - trust activity, o r gi v e s th e appearance of thi s kin d of activity, y o u must in f o rm th e competitor th at th e discussion must cease. I f i t doe s n ot, y o u must r em ove yourself from the g r ou p. Immediately r epo rt th e incident to th e Legal department to protect b o t h y o u an d th e company, and – Ma ny countries’ competition laws h ave provisions th at make i t illegal to monopolize o r to abuse a dominant position in a market. Y o u should check wit h th e Legal department if y o u’re a senior manager of a business an d h ave concern abou t these issues. Complying with f air competition and anti - trust laws also means th a t y ou m a y n o t use information or materials that belong t o our competitors. This includes using information th a t a f o r mer employee o f a competitor m a y bring with them t o BNY Mel l on .. W e succeed in the mar k e tplace based on our o wn merits and do n o t enga g e in corpo r a t e “ espiona g e ” or un e thical means t o gain advanta g e on the comp e tition. You’re expected t o comply f ul l y with the le t t er and the spirit o f all fair competition and anti - trust laws

32 32 ANTI - CORRUPTION AND IMPROPER PAYMENTS Mo s t countries in whi c h w e do business h av e laws th a t prohibit bribes to governments, their officials and commercial (non - government) clients. The t e r m “officials” can be applied broadly t o include officials o f political parties, political candidates, employees o f governments and employees of government - owned businesses. BNY Mel l on employees a r e subject t o the Foreign Corrupt Practices Ac t and the UK Bribery Act .. Y ou must comply with these laws regardless o f the line o f business in whi c h y ou w ork or y our country o f residence. A n y attempt t o p a y or o f f er mon e y or anything o f value t o influence the actions or decisions o f such officials m a y result in a violation o f the above - referenced laws. Violation o f these laws is a serious offense whi c h can l ead t o significant penalties f or the company and f or y ou individually. Y o u’r e required t o comply f ul l y with the Company’s Anti - Corruption Policy and adhere t o all associated rules including the following: – D o n ot o f f e r o r gi ve anything of valu e (including gifts, meals, entertainment o r o the r benefits) to a U.S. o r non - U.S. “official” to obtain o r retain business o r secure a ny improper advantage. N o t e in particular th a t “things o f valu e ” m a y include jobs or internships or offers the r e of .. Company Policies require th a t a n y and all candidates for employment (wh e ther permanent, limited duration or as an in t e r n) proceed through the formal HR recruiting process. Y ou must n o t engage in informal recruiting, hiring o r hiring discussions outside o f the formal HR recruiting process. In addition, “things o f valu e ” m a y also include consulting, contractor or temporary w ork assignments a t BNY Mel l on, whether or n o t a thi r d - party employment staffing agency is involved .. Y ou must adhere t o all internal controls applicable t o such arrangements. – D o n ot ag r e e to hi re o r ex e rt a ny influence i n th e hirin g of a ny client or potential client o r a ny relative o r o the r person i n who m th e client or potential client m ay b e interested, – D o n ot accept o r present anything i f i t obligates y ou , o r appears to obligate y o u an d ensure th at al l hospitality, entertainment an d gifts a re i n accordance wit h applicable corporate policies an d preceded by al l required internal approvals, – Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third - party providers, – N ev e r ma ke a ny pay ment th at y o u d o n ot r eco rd o n company books and records, o r ma ke misleading accounting entries, – Seek guidance whe n circumstances a re unclear o r y o u’re asked to make o r approve a payment o r ta ke a ny o the r action th at makes you uncomfortable, and – Report a ny observations of others engaging i n a ny behavior th at you beli eve i s improper.

33 33 KE Y PRINCIPLE : CONDU C TIN G BUSIN E SS COM BA TING FINANCIAL CRIME AND MONEY LAUNDERING Q & A Q: A l on g time client s ta r t ed a n e w compa n y th a t pu r c hases medical equipment f or a f acility in the Mi d d l e Ea s t .. The payments a r e made via wi r e t r an sf e r s f r om an account o f an o ther compa n y she o wns in the C a yman Island s .. The bank account o f the C a yman Island compa n y is l oc a t ed in a Eu r opean countr y .. Shou l d I be conce r ned? A: Y e s .. T r an sf e r ring f unds t o or f r om countries un r el a t ed t o the t r ansa c tion, or t r an sf e r s th a t a r e comp l e x or il l ogical is a significant r ed fla g .. Y o u ’ r e oblig a t ed t o fi l e an Incident R epo r t no l a t er than 72 hou r s f r om the time y ou identify the a c tivity as suspiciou s .. Mon e y laundering is the process b y whi c h individuals or entities attempt t o conceal unlawful funds or other - wise make the source o f the funds appear legitimate. As a member o f the financial services community, y ou h av e a special obligation t o support l a w enforcement throughout the w or l d t o combat various types o f financial crime, such as attempts t o launder mon e y f or criminal activity and finance terrorist operations. Y o u’r e expected t o comply f ul l y with all anti - money laundering laws and on l y conduct business with reputable clients involved in legitimate business activities th a t use funds deri v ed from lawful purposes. It is critical t o the health o f the compa n y th a t every emp l o y ee adhe r es t o the compa n y ’ s s tri c t “kn o w - y ou r - cu s t ome r ” policie s .. In a d dition t o our g l obal policie s , individual lines o f business h av e d e tai l ed policies and p r ocedu r es th a t a d d r ess unique r equi r ements and ci r cum s tance s .. Y o u ’ r e e xpe c t ed t o kn o w those p r ocedu r es and f ol lo w them. Ask y our mana g er f or g uidanc e .. Kn o wing y our cu s t omer means f ol lo wing e s tablished cu s t omer identific a tion p r o t ocols f or y our business lin e , valid a ting th a t the individual or entit y , and the sou r ce o f their f und s , is l egitim a t e .. F ailing t o d e t e c t suspicious t r ansa c tions or doing business with a n y pe r son or entity i n v ol v ed in criminal or t e r r ori s t a c tivities puts the compa n y and y ou a t serious ris k .. A cco r ding l y , the compa n y will n o t t o l e r a t e a n y ci r cum s tance whe r e an individual or business unit ci r cu mv ents anti - mon e y l a undering policies or p r ocedu r es or f ails t o r epo r t suspicious a c tivit y .. No amount o f r ev enue and no client r el a tionship a r e w o r th the risk of doing business with those i n v ol v ed in criminal or t e r r ori s t a c tivit y .. If y ou suspe c t or d e t e c t a n y suspicious a c tivit y , y ou mu s t fi l e an Incident R epo r t as soon as possib l e , and no l a t er than 72 hou r s af t er d e t e c tion. No mana g er or e x ecuti v e has the a uthority t o su p p r ess su c h r epo r t s .. ( R e f e r ences: G l obal A n ti - Mon e y L aunderin g / K n o w - Y ou r - Cu s t omer P oli c y; T ax E v asion P r ev e n tion P oli c y; A n ti - Mon e y L aundering T r aining P oli c y; P oli c y on Ide n tifying, I n v e s tigating, and R epo r ting F r aud, Mon e y L aundering e t c .. )

IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

KE Y PRINCIPLE : W ORKIN G WIT H G O VERNMEN T S W ORKING WITH G O VERNMEN T S W e f ol low al l r equi r ement s th at a p p l y t o doing busines s wit h g ov e r nment s .. W e r ecogni z e th a t p r a c tice s th at m a y b e acce p tab le whe n dealing wit h a priv a t e compa n y th at i s th e clien t m a y c a us e p r ob l em s o r b e a viol a tio n of l aw when w orkin g wit h a g ov e r nmen t .. Y OUR OBLIG A TIONS BA SIC PRINCIPL E S

3 7 6 3 7 7 KEY PRINCIPLE: W ORKING WITH GOVERNMENTS YOUR OBLIG A TIONS BNY Mel l on conducts business with national and local governments and with government - owned entities. Whi l e y ou must always f ol lo w the standard o f D oing What’s Rig h t with a n y client, y ou should be aw a r e th a t the r e are special rules when doing business with a government. Some practices that a r e acceptable when a private company is y our client, such as nominal gifts or entertainment, m a y cause problems, or in some cases be a violation o f law, when working with governments. If y o u’r e involved in a n y pa r t o f the process o f providing services t o a government entit y , y ou h av e a special obligation t o f ol lo w the basic principles in this section o f the Cod e .. These principles also a p p l y in circumstances where y ou m a y be supervising the w ork o f thi r d parties in support o f a government client ( e.g .., consultants, contractors, temporary workers or suppliers). If y o u’r e a manager or recruiter who has responsibili ty f or hiring decisions, you m a y h av e additional, unique requirements. For example, certain jurisdictions, such as the U.S., h av e laws concerning employment discussions and the hiring o f f o r mer government officials and their family members or lobbyists. Check with y our local Human Resources representative or the Legal department in such circumstances t o be su r e y o u’r e following requirements o f the law. Q & A Q: I h av e clients in a country whe r e some businesses h av e been “n a tionali z ed” and a r e n o w o wned and r un b y the s t a t e .. A r e the peop l e I deal with in these ci r cum s tances conside r ed t o be o fficials o f the g o v e r nment? A: Y ou shou l d assume the an sw er is y e s .. The l aw s can be complic a t ed, so conta c t the L egal depa r tment f or g uidanc e .. Q & A Q: I ’m ho s ting a dinner f or a fe w o f the la rg er clients in my r egion. One o f the clients I w as g oing t o i n vi t e is the r ep r esent a ti v e f or the account w e mana g e f or the St a t e o f N e w Je r s e y .. Do I h av e t o n o tify a n y on e ? A: Y e s .. Y ou m a y n o t p r oceed until y o u ’ v e r ecei v ed a p p r o val via CODE RAP f r om the Anti - Co r r u p tion and G ov e r nment Cont r a c ting Unit o f Complianc e ..

3 7 6 3 7 7 KE Y PRINCIPLE : W ORKIN G WITH BA SIC PRINCIPL E S – Kn ow th e r e s tri c tion s o r limit a tion s o n p r esentin g and r eceivin g hospitalit y .. - D o n ot o f f e r o r acce p t gift s t o o r f r o m r ep r esent a ti v e s o f g ov e r nment s th at d o n ot comp l y wit h compa n y policie s , - N ev e r acce p t o r o f f e r a n ythin g of valu e mean t t o induc e or influenc e g ov e r nmen t emp l oy ee s o r o fficial s a s thi s gi v es th e a p pea r anc e of a brib e , and - Do n ’ t “ ti p ” g ov e r nmen t o fficial s o r o f f e r “inducement” p a yment s .. - D o n ot acce p t o r p r esen t a n ythin g i f i t oblig a t e s y ou, or a p pea r s t o oblig a t e y ou. – Obser ve a “highe r s tanda r d of ca r e .. ” - N ev e r de s t r o y o r s t ea l g ov e r nmen t p r ope r t y , - Do n ’ t ma k e f als e o r fi c titiou s s t a t ement s, o r r ep r esen t th a t ag r eement s h ave bee n m et i f th e y h a v e n ’ t , - Do n ’ t d e vi a t e f r o m cont r a ct r equi r ement s withou t prior a p p r o va l f r o m th e g ov e r nmen t , and - N ev e r issu e i n v oice s o r c ha rg e s th at a r e inaccu r a t e , inco r r e ct o r un a uthori z ed. – Coope r a t e wit h g ov e r nmen t i n v e s tig a tion s an d a udit s .. - Do n ’ t av oid , cont r av en e o r o therwis e in t er f e r e wit h a n y g ov e r nmen t i n v e s tig a tio n o r a udi t , and - Do n ’ t de s t r o y o r al t e r a n y compa n y document s (wh e ther e l e c t r oni c o r paper ) i n anticip a tio n of a r eque st f o r those document s f r o m th e g ov e r nmen t .. It’s important t o n ot e th a t in addition t o the basic principles ab ove , if y our client is a U.S. federal, state or local government, the r e a r e v ery specific legal requirements and company policies th a t y ou must follow. These obligations a p p l y t o all businesses th a t deal with U.S. federal, state or local entities or officials, regardless o f the location or the line o f business providing the service, ev en in locations outside the U.S. ( R e f e r ences: D oing Business with the G ov e r nme n t; G o v e r nme n t Co n t r a c ts; Gift s , E n t e r t ainme n t and P ayme n ts t o G o v e r nme n ts)

IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

KE Y PRINCIPLE : PR O T E C TIN G COM P AN Y A SSE T S PR O T E C TING COM P ANY A SSE T S W e ensu r e al l entrie s mad e i n th e compa n y ’ s boo ks an d r eco r d s a r e comp le t e an d accu r a t e and comp l y wit h e s tablishe d accountin g and r eco r d - k eepin g p r ocedu r e s .. W e maintain confidentialit y of al l f o r m s of d a t a and in f o r m a tio n ent r u s t e d t o u s and p r ev en t the misus e of in f o r m a tio n be l ongin g t o th e compa n y o r a n y clien t .. FINANCIAL INTEGRITY ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS USE OF COMPANY ASSETS PR O T EC TING CLIENT AND EMP LO YEE R E CORDS AND OBSERVING OUR PRI VAC Y PRINCIPLES RECORDS MANAGEMENT USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMA TION INSIDE OR PROPRIETARY INF ORMATION

40 40 KEY PRINCIPLE: PR O T EC TING COM P ANY ASSETS FINANCIAL INTEGRITY BN Y Mel l o n i s committed to keeping honest, accurate an d transparent books an d records. Y o u’re expected to f ol low established accounting and record - keeping rules, an d to measure an d r epo rt financial performance honestly. Investors coun t o n u s to p ro vid e accurate information s o they ca n ma ke decisions abou t ou r company. A l l business records must be clear, truthful an d accurate, an d f ol low generally accepted accounting principles an d laws. Y o u m ay n ot h ave a ny secret agreement o r sid e arrangements wit h anyone — a client, another employee o r thei r family member, o r a supplier , v endo r or agent of th e company. Th e financial condition of th e company reflects records an d accounting entries supported by virtually ev er y employee. Business books an d records als o include documents ma ny employees create, such a s expense diaries and tim e sheets. Falsifying a ny document ca n impact th e financial condition of th e company. A s a public company, BN Y Mel l o n i s required to fi le reports wit h government agencies an d ma ke certain public statements. Ma ny peop le an d entities use these statements, including: – Accountants — t o calculate taxes and other government fees, – Investors — t o ma k e decisions about buying or selling our securities, and – Regulatory agencies — t o moni t or and enforce our compliance with government regulations. You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification, back - dating, or misrepresentation of any company books, records or reports will not be tolerated. Q & A Q: I think a co - w or k er is submitting r epo r ts th a t indic a t e she w or k ed o v e r time th a t she did n o t a c tual l y w or k .. I do n ’t w ant t o g e t a n y one in t r oub l e , so wh a t shou l d I d o ? A: R eporting hou r s not wor k ed is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you’re uncomfortable r aising this issue with your manager, file an Incident R eport or contact the Ethics Help Line or the Ethics Hot Line to report your concern ..

41 41 KE Y PRINCIPLE : PR O T E C TIN G COM P AN Y A SSE T S ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS If y o u’r e responsible f or the accuracy o f the company’s financial filings with regulators, you h av e a higher duty t o ensure y our behavior fol - lows the mo s t stringent standards o f personal and professional conduct. This i n cludes the Chi e f Executive Officer, President, Chi e f Financial Officer, Company Controller, and such other individuals as determined b y the General Counsel. Individuals in this g r oup must adhere t o the following additional standards: – Disc l os e to the General Counsel and C hief Compliance and Ethics Officer any material transaction or relationship that could reasonably be expected to be a conflict of interest, – Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in filings and submission s to the US Securitie s and Exchange Commission and other regulatory bodies, – Act in go od faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised, – Never mislead or improperly influence any authorized audit or interfere with any auditor engag ed in the performance of an internal or independent review of the company’s system of internal controls, financial statements or accounting books and records, and – Promptly report any possible violation of the company’s Code of Conduct to the General Counsel and Chief Compliance and Ethics Officer. USE OF COM P ANY ASSETS Company assets include, but a r e n o t limited to, company funds, equipment, facilities, supplies, postal and electronic mai l , and a n y type of company - owned information. It also includes y our time and the time o f those with whom you w ork — y o u’r e expected t o use y our time at work responsibly. Company assets a r e t o be used f or legitimate business purposes and not f or y our personal gain. Y o u’r e expected t o use g ood judgment t o ensu re th a t assets a r e not misused or wasted. The company’s name and brand is a vital asset. T o ensure th a t w e maintain the integrity and value o f the brand, it is imperative t o adhere to the brand guidelines when using the name, logo or a n y reference t o the brand. Details about the brand and brand guidelines a r e listed a t the Brand Center si t e on MySource. In addition t o keeping within brand guidelines to ensure th a t the name and brand a r e used appropriately, the following is another important principle t o protect these assets. Y ou should n o t imp ly , directly or indirectly, a n y company sponsorship, unless y ou h av e prior and proper approval. This includes refraining f r om using the company’s name t o endorse a client, supplier, v endor or a n y thi r d pa r ty without the approval o f Corporate Marketing. Y ou m a y n o t proceed with a n y such use o f the company’s name or endorsement without first receiving approval through CODE RAP. ( R e f e r ence: Use o f the Compa n y ’ s Name in Ad v e r tising or Endo r seme n ts o f Cu s t ome r s and O the r s) Careless, wasteful, inefficient or inappropriate use o f a n y company assets is irresponsible and inconsistent with our Code o f Conduct. A n y type of th e f t , fraud or embezzlement will n o t be tolerated ..

42 42 PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES The company is responsible for ensuring the privacy, confidentiality and controlled access t o all client and employee information. This includes personal information related t o prospective clients and job candidates .. All of ou r stakeholders expect u s t o collect, maintain, use, disseminate and dispose of information onl y a s necessary t o carry ou t responsibilities o r as authorized b y law. Nearly ev ery employee in the company has access t o private information, so y o u’r e expected t o adhere t o the following ke y principles concerning privacy: – Collection of client an d employee information must b e controlled. This means th at th e collection of such information must b e permitted unde r law an d onl y fo r a legitimate business purpose. Accessing external accounts for clients using client passwords i s n ot permitted unde r an y c ircumstances, regardless of whether i t i s authorized an d provided b y th e client. – Storage an d transport of al l forms of collected client an d employee information must b e controlled an d safeguarded. Thi s means that information collected must b e maintained i n a secured environment, transported b y approved vendors an d access provided onl y t o those who nee d t o vi ew th e information t o perform thei r jo b duties. – Us e of client an d employee information must b e controlled. I f th e l aw or company polic y provides th at th e client o r employee b e gi v e n a rig ht to “opt - out ” of certain uses of information, the n yo u must respect th at right. – Disposal of client an d employee information must b e controlled. Yo u should onl y retain information fo r th e tim e perio d necessary t o deli v e r th e service or product an d i n compliance wit h applicable retention periods. Whe n it’s necessary t o dispose of information (regardless of th e media o n which th e information i s stored) yo u must d o s o i n a manner appropriate t o the sensitivity of th e information. – An y compromise of client o r employee information must b e reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirect ed, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process. Kn o w h o w t o protect records and ma k e su r e t o f ol lo w company policies a t all times. The loss o f a n y protect ed d a ta can be extremely harmful t o the company financially and damage our reputation. ( R e f e r ence: In f o r mation Pri v a c y P oli c y , Corpo r a t e In f o r mation P r o t e c tion P oli c y) Q & A Q: As pa r t o f my g r ou p ’ s job dutie s , w e ’ r e ab l e t o vi e w the accounts o f w ealt h y client s .. I ov erhea r d one o f my col l ea g ues talking t o his b r o ther on the phone about the balance in a client ’ s account th a t ha p pens t o be a v ery p r ominent spo r ts fi g u r e .. I do n ’t think this is rig h t , but wh a t shou l d I d o ? A: Y o u ’ r e co r r e c t in being conce r ned. Y our col l ea g ue had no rig h t t o disc l ose pe r sonal in f o r m a tion about a client t o a n y one who has no l egitim a t e business need f or the in f o r m a tion. Fi l e an Incident R epo r t or conta c t the Ethics Help L ine or the Ethics H o t L ine t o r epo r t y our conce r n.

43 43 KE Y PRINCIPLE : PR O T E C TIN G COM P AN Y A SSE T S GLOBAL RECORDS MANAGEMENT PROGRAM Y ou must f ol lo w company and local policies f or retention, management and destruction o f records. If there’s an investigation, or if litigation is pending or anticipated, certain records m a y need t o be retained b ey ond established destruction periods. In mo s t cases y o u ’ll be notified o f the need t o retain documents b y the Legal department, if appropriate. Records should be defined in th e broadest sense — meaning th a t th e y include a n y information created or received th a t has been recorded on a n y medium or captured in reproducible f o r m. Records also include a n y document that is intentionally retained and managed as final evidence o f a business unit’s activities, events or transactions, or f or operational, legal, regulatory or historical purposes. The media and formats o f records ta k e ma n y forms, including : – Papers, e - mails, instant messages, o the r electronically maintained documents, – Microfilms, photographs an d reproductions, – V oic e, te x t an d a udi o tapes, – Magnetic tapes, fl o ppy an d ha rd disks, optical disks an d drawings, and – A ny o the r media, regardless of physical f o rm o r characteristics th at have bee n mad e o r received i n th e transaction of business activities. ( R e f e r ence: R eco r ds Manageme n t P r og r am) USE OF COMPUTER S , SYS TEMS AND CORPORATE INFORMATION As an employee, y ou h av e access t o the company’s computers, systems and corporate information t o do y our jo b .. This access means y ou also h av e the obligation t o use these systems responsibly and f ol lo w company policies to protect information and systems. Electro nic systems include, but a r e n o t limited to : – Personal computers (including e - mail an d instant messages) an d computer networks, – Telephones, cel l phones, v oic e mai l, pagers an d f a x machines, and – Othe r communications devices, such a s PDAs ( e.g. Blackberry, iPad, etc.) N ev er send sensitive or confidential d a ta ov er the Internet or ov er phone systems without following established company policies t o protect such information. Y ou should h av e no expectation o f privacy when y ou use these systems, except as otherwise provided b y applicable l aw .. Y o u’r e gi v en access t o the company’s systems t o conduct legitimate company business and you’re expected t o use them in a professional and responsible manner. The company reserves the rig h t t o intercept, moni t or and r eco r d y our communication on these systems in accordance with applicable law. Y o u’r e expected t o protect the security o f these systems and f ol lo w company policies concerning acce ss and p r oper use (such as maintaining passwords). In r a r e cases, whe r e the r e is a necessary and legitimate business reason, y ou m a y disclose y our password t o another employee who has the rig h t to access the information associated with y our password; h owev e r , y ou must file a CODE RAP r epo r t immediately and observe all necessary steps t o restore

44 44 the confidentiality o f y our password. A ls o , the occasional use o f company systems f or personal purposes is acceptab le, but y o u’r e expected t o use good judgment and comply with company policies. Keep personal use t o a minimum and use company systems wisely and in a manner th a t w ou l d n o t damage the company’s reputation. You’r e permitted t o us e th e company’s systems i f yo u fol low these rules : – Messages y o u create should b e professional an d appropriate f o r business communication, including those created vi a e - mail o r instant messaging. – N ev e r engage i n communication th at m ay b e considered offensive, derogatory, obscene, vulgar, harassing o r threatening ( e.g .. , inappropriate jokes, sexual comments o r images, comments th at m ay o f f end , including those based upo n gender, r ac e, a ge, religious belief, sexual orientation, gender identi ty, disability o r a ny o the r basis defined by law). – D o n ot distribute copyrighted o r licensed materials improperly. – D o n ot transmit chain letters, advertisements o r solicitations (unless they’re specifically authorized by th e company). – N ev e r vi ew o r download inappropriate materials. Notwithstanding th e ab ov e , employees i n Luxembourg ar e prohibited from using th e company’s corporate emai l fo r non - employment an d no n - business related purposes. ( R e f e r ences : E l e c t r oni c Mai l P oli c y ; Corpo r a t e In f o r matio n P r o t e c tio n P oli c y ) Q & A Q: My co - w or k er som e times sends sensiti v e client d a ta via the In t e r n e t t o a v endor w e use t o help sol v e p r ob l em s .. I ’m conce r ned bec a use I do n ’t think this in f o r m a tion is p r o t e c t ed p r oper l y .. He s ay s it ’ s o k a y bec a use the v endor is a uthori z ed t o r ecei v e the d a ta and the p r ob l ems th a t need t o be r esol v ed a r e time - sensiti v e .. Shou l d I be w o r ried? A: Y e s .. This is a serious m a t t e r , and y ou mu s t talk t o y our mana g er immedi a t e l y .. Y our co - w or k er cou l d be putting clients and BNY Mel l on a t g r e a t ris k .. If y ou do n ’t r aise y our conce r n, y ou m a y be as r esponsib l e as y our co - w or k er f or viol a ting compa n y policie s .. If y o u ’ r e uncom f o r tab l e r aising this issue with y our mana g e r , fi l e an Incident R epo r t or conta c t the Ethics Help L ine or the Ethics H o t L ine t o r epo r t y our conce r n.

45 45 KE Y PRINCIPLE : PR O T E C TIN G COM P AN Y A SSE T S INSIDE OR PROPRIE T A R Y INFORMATION Q & A Q: I disc ov e r ed th a t an i n v e s t or in one o f our f unds has r eque s t ed t o withd r a w a significant amount o f mon e y f r om the f und. I mana g e a client ’ s mon e y and he has an i n v e s tment in the same f und. T o p r o t e c t my client ’ s in t e r e s t , I w ant t o pull his mon e y out o f the f und bec a use its pe r f o r mance will li k e l y d r o p .. E v en though the withd r aw al is n o t y e t kn o wn b y the publi c , is this o k a y bec a use I h av e a fiduciary duty t o my client and I ’m n o t ben e fiting pe r sonal l y b y t r ading on beha l f o f my client? A: N o .. Y o u ’ r e in possession o f m a t erial non - public in f o r m a tion and y ou m a y n o t t r ade the securities o f th a t f und. Y our duty t o comp l y with securities l aw s supe r sedes a n y duty y ou h av e t o y our clien t .. Y ou shou l d immedi a t e l y conta c t the L egal depa r tment t o discuss this situ a tion. As an employee, y ou m a y h av e knowledge about the company’s businesses or possess confidential information about the private or business affairs o f our existing, prospective or former clients, suppliers, vendors and employees. Y ou should assume all such information is confidential and privileged and ho l d it in the strictest confidence. Confidential information includes all non - public information th a t m a y be o f use t o competitors, or harmful t o the company or its clients, if disclosed. It is n ev er appropriate t o use such information f or personal gain or pass it on t o a ny one outside the company who is n o t expressly authorized t o receive such information. Other employees who do n o t need the information t o perform their job duties do n o t h av e a rig h t t o i t .. Y o u’r e expected t o protect all such information and failure t o do so will n o t be tolerated. If y o u’r e uncertain about whether y ou h av e inside or proprietary information, y ou should t r e a t the information as if it w e r e and check with y our manager or a representative f r om the Legal department. The following li s t contains examples o f “insid e ” or “proprietary” information. Inside In f o r m a tion Inside information is material non - public information relating t o a n y company, including BNY Mel l on, whose securities trade in a public market. Information is deemed t o be material if a reasonable investor w ou l d li k e l y consider it important when deciding t o buy or sell securities o f the company, or if the information w ou l d influence the market price o f those securities. If y o u ’ r e in possession o f m a t erial non - public in f o r m a tion about BNY Mel l on or a n y o ther compa n y , y ou m a y n o t t r ade the securities o f th a t compa n y f or y ou r se l f or f or o the r s , including client s .. Nearly all countries and jurisdictions h av e strict securities laws th a t ma k e y ou, the company and a ny person with whom y ou share the information, legally responsible f or misusing inside information. The company’s Information Barriers Policy provides instructions on the proper handling o f inside information and the company will not tolerate a n y violation o f this poli cy .. Certain employee s have significant restrictions placed on their trading in BNY Mellon securities or the securities o f o ther companies. Y ou must know the restrictions relative t o y our job and f ol lo w company policies and applicable securities laws.

46 46 P r opri e tary In f o r m a tion Proprietary information includes business plans, client lists (prospective and existing), marketing strategies, an y method of doin g business, product development plans, pricing plans, analytical models o r methods, computer software an d related documentation an d source code , databases, inventions, ideas, an d works of authorship. An y information, inventions, models, methods, ideas, software, works o r materials th at yo u create a s par t of y ou r job responsibilities o r o n compa n y tim e , o r th at y o u c r e a t e usin g in f o r m a tio n or r esou r ce s a vailab le t o yo u because of you r employment b y th e company, or that relate t o th e business of th e company, belong t o th e company exclusively an d ar e considered proprietary information. Proprietary information als o includes business contracts, invoices, statements of w ork , requests fo r investment o r proposal, an d o the r similar documents. Any information related t o a client, supplier o r v endo r financial information (including internal assessments of such), o r credit ratings or opinions is considered proprietary. Yo u should als o assume al l information related to client trades, non - public portfolio holdings an d research reports are proprietary. Th e same i s tru e regarding reports o r communications issued by internal auditors, external regulators o r accountants, consultants o r an y other third - party agent o r examiner. Company - produced policies, procedures o r o the r similar w or k materials are proprietary and , whi le the y ma y b e shared wit h o the r employees, the y cannot b e shared wit h anyon e outside of th e company withou t prio r consent of the polic y o wne r an d legal counsel. These restrictions o n th e communication of proprietary information notwithstanding, employees ar e permitted t o communicate certain proprietary information t o regulatory authorities a s detailed i n the sections Dire ct Communication wit h Government an d Regulatory Authorities an d Communication of Trad e Secrets t o Government and Regulatory Authorities above. ( R e f e r ences : Information Barriers, P e r sona l Securitie s T r adin g P oli c y , Owne r ship an d P r o t e c tio n of I n t el l e c tua l P r ope r ty) Y our oblig a tion t o p r o t e c t inside or p r opri e tary in f o r m a tion e x t ends b e y ond the period o f y our emp l o yment with the compa n y .. The in f o r m a tion y ou use during y our emp l o yment be l ongs t o the compa n y and y ou m a y n o t ta k e or use this in f o r m a tion af t er y ou l e av e the compa n y ..

IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

KE Y PRINCIPLE : SUPPO R TIN G OU R COMMUNITI E S SUPPO R TING OUR COMMUNITI E S W e ta k e a n a c ti ve pa r t i n ou r communitie s a r oun d the w or l d , b o t h a s individual s an d a s a compa n y .. Ou r l ong - t e r m succes s i s lin k e d t o th e s t r engt h of th e g l obal econom y an d th e s t r engt h of ou r indu s tr y .. W e a r e hone s t , f ai r an d t r anspa r en t i n ev er y w a y we in t e r a c t wit h ou r communitie s an d th e publi c at la r g e .. POLITICAL ACTIVITIES INV EST OR AND MEDIA RELATIONS CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS ADDRESSING CLIMATE CHANGE AND ENVIRONMENTAL S USTAINABILITY

49 49 Q & A Q: An outside a t t o r n e y with whom I w ork f r om time t o time on compa n y business cann o t a t t end an ex clusi v e f und r aiser f or a high - lev el political candid a t e .. He o f f e r ed me his ti c k e t .. The e v ent is t o be he l d a t a v ery w ealt h y pe r so n ’ s home in my community and this will be a g r e a t w a y t o solicit busines s .. The compa n y is n o t p a ying f or the ti c k e t and the f und r aiser will be on my o wn tim e .. M a y I a t t end? A: On l y if y ou h av e the writ t en a p p r o val o f the Chi e f E x ecuti v e Office r , the Gene r al Counsel and the Chi e f Compliance and Ethics Office r .. Y our a t t endance a t this ev ent is indi r e c t l y r el a t ed t o y our job and m a y gi v e the a p pea r ance th a t y o u ’ r e a c ting as a r ep r esent a ti v e o f the compa n y or th a t the compa n y sponso r s the political candid a t e .. It does n o t m a t t er th a t BNY Mel l on did n o t pu r c hase the ev ent ti c k e t or th a t y o u ’ r e g oing on y our o wn tim e .. T o the publi c , y our a t t endance is conne c t ed t o the compa n y .. So y ou m a y n o t g o without o b taining p r oper a uthoriz a tion prior t o the e v en t .. KEY PRINCIPLE: SUPPO R TING OUR COMMUNITI E S POLITI C AL A C TIVITI E S P e r sonal P olitical A c tivity BNY Mellon encourages you t o k eep informed of political issues and candidates and t o ta k e an active interest in political affairs. However, if you do participate in a n y political activity, you must follow these rules: – N ev e r a ct a s a representative of th e company unless y o u h ave written permission f r o m th e Chi ef Executive Officer, th e General Counsel, an d the Chi ef Compliance an d Ethics Officer of th e company. – Y ou r activities should b e o n y ou r o w n tim e, wit h y ou r o w n resources. You may n ot us e company tim e, equipment, facilities, supplies, clerical support, advertising o r a ny o the r company resources. – Y o u m ay n ot us e company funds f o r a ny political activity, an d y o u wil l n ot be reimbursed o r compensated i n a ny way f o r a political contribution. – Y ou r political activities m ay n ot affect y ou r objectivity o r ability to perform y ou r jo b duties. – Y o u m ay n ot solicit th e participation of employees, clients, suppliers, vendors o r a ny o the r pa r t y wit h who m th e company doe s business. – Y o u m ay b e required to pre - clear personal political contributions mad e by y ou , an d i n som e cases, y ou r family members. ( R e f e r ence: P olitical Co n tributions P oli c y) L o b b ying Lobbying is generally defined as any activity that attempts to influence the passage or defeat of legislation. Lobbying activities are broad and may cover certain “g r ass roots” activities where groups of people, such as compa n y employees, are contac t ed to encourage them to call public officials for the purpose of influencing legislation. Lobbying is prevalent in the U.S. and is gaining influence within the EU and other locations. If you are enga g ed in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Mar k eting & Corpo r a t e Affa i r s or the Legal department for guidance:

50 50 – G ov ernmen t contra ct sa l e s or marketing – Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation – Meeting with legislators, regulators or their staffs regarding legislation Lobbying doe s n ot include situations whe re a government agency i s seeking public comment o n proposed regulations. ( R e f e r ence : P r ocu r eme nt L o b b ying) Corpo r a t e P olitical A c tivities Th e laws of man y countries, including th e U.S., s et strict limits o n political contributions mad e b y corporations. Contributions ar e defined broadly to include an y for m of money , purchase of tickets, us e of company personnel or facilities, o r payment fo r services. BN Y Mel l o n wil l mak e contributions only as permissible b y l a w , such a s those through company - approved political action committees. INV E ST OR AND MEDIA REL A TIONS I n v e s t or R el a tions A ll contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations g r oup o f the Finance department. Y ou must n o t ho l d informal or formal discussions with such individuals or groups, unless y ou a r e specifically authorized t o do s o .. Even if y ou a r e authorized, y ou cannot p ro vide special access or treatment to shareholders or analysts. All investors must have equal access t o honest and accurate information. Media Relations Corporate Communications must approve all contacts with the media, including speeches, testimonials or o ther public statements made on behalf o f the company or about its business. Y ou m a y n o t respond t o a n y request for interviews, comments or information f r om a n y television channel, r adio station, newspaper, magazine or t r ade publication, either on or o ff the record, unless you h av e express authorization f r om Corporate Communications. If y ou a r e contacted or interviewed about matters unrelated t o y our job or to the company, y ou m a y n o t identify BNY Mel l on as y our employer, and y ou may n o t ma k e comments about BNY Mellon. ( R e f e r ence: Inquiries f r om the Media, Financial Ana l y s t s , and Securities Ho l de r s; Use o f the Compa n y ’ s Name in Ad v e r tising or Endo r seme n ts o f Cu s t ome r s and O the r s) Q & A Q: I h av e been as k ed t o p r o vide a s t a t ement about BNY Mel l o n ’ s e xperience with a v endo r ’ s p r odu c t th a t w e us e .. The v endor w ants t o use my qu o t e on their w ebsi t e or in o ther mar k e ting m a t erial s .. Is this o k a y? A: It depend s .. B e f o r e ag r eeing t o a n y su c h a r r an g emen t , y ou shou l d conta c t Corpo r a t e Communic a tion s .. BNY Mel l on ca r e f ul l y p r o t e c ts its r eput a tion b y being high l y se l e c ti v e in p r o viding su c h endo r sement s .. Do n o t p r oceed until y ou h av e the a p p r o val o f y our mana g er and Corpo r a t e Communic a tion s ..

51 51 KE Y PRINCIPLE : SUPPO R TIN G OU R COMMUNITI E S CHARI T ABLE CONTRIBUTIONS AND CORPOR A TE SPONSORSHIP The company encourages you to take part in c haritab le , educ a tiona l , f rat e r nal or other civic affairs, as long as you follow these basic rules : – Y our activities may not interfere or in any way conflict with your job duties or with company business .. – Y ou may not make a ny gifts or contributions to charities or other entities in the name of, or on behalf of, the company. – Y ou may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business. – Y ou may not use your position for the purpose of soliciting business or contributions for any other entity. – Y ou must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed c orporate support for non - company business .. From time to time the compa n y may agree to sponsor certain charitable events. In these situations, it may be proper to use compa n y le t t erhead, f acilities or other resources (such as employees’ time or compa n y f unds ) .. Ask your manager if you’re unc l ear wh e ther or not the event in question is considered to be compa n y sponsored. ( R e f e r ence: Use o f the Compa n y ’ s Name in Ad v e r tising or Endo r seme n ts o f Cu s t ome r s and O the r s) P ARTICI P ATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS Y ou m a y participate in t r ade association meetings and conferences. However, y ou must be mindful th a t these situations o f t en include contact with competitors. Y ou must f ol lo w the rules related t o f air competition and anti - trust referenced in this Code and company policies. In addition, meetings whe r e a client, v endor or supplier pays f or y our attendance should be r a r e and on l y occur when it is legally allowed, in compliance with company poli c y and pre - approval has been obtained via CODE RAP. If y ou perform public speaking or writing services on behalf o f BNY Mellon, any f o r m o f compensation, accommodations or gift th a t y ou or a n y o f your immediate family members receive must be reported through CODE RAP. Remember, a n y materials th a t y ou m a y use must n o t contain a n y confidential or proprietary information. The materials must be approved b y the Legal Department and the appropriate lev el o f management th a t has the topical subject matter expertise. ( R e f e r ence: O utside A ffiliation s , O utside Emp l o yme n t , and Ce r t ain O utside Compensation) ADDRESSING CLIMATE CHANGE AND ENVIRONMENTAL SUSTAINABILITY We are committed to addressing climate - related risks and opportunities through an environmental sustainability approach that considers all aspects of our business, in particular the management of our global operations and real estate footprint. Please see our Environmental Sustainability Policy Statement for more information on how we approach sustainability ..

52 52 ADDITION AL HELP Thi s se c tio n contain s a d ditiona l que s tion s an d an sw e r s abou t th e r equi r ement s of ou r Cod e .. R emembe r , igno r anc e o r a la ck of unde r s tandin g i s n ot a n ex cus e f o r viol a tin g th e Cod e .. The compa n y ha s e s tablishe d ma n y r esou r ce s t o hel p dea l wit h que s tion s y o u m a y h ave r ega r ding complianc e wit h th e Cod e .. Y o u ’ r e e xpe c t e d t o ta k e advanta g e of thes e r esou r ce s .. Q : A friend o f mine is r unning f or political o ffice and I w ou l d li k e t o help her out with her campaign. Can I do thi s ? A : Y e s .. Y our pe r sonal su p po r t is y our pe r sonal busines s .. Ju s t ma k e su r e th a t y ou do n o t use compa n y ass e t s , including compa n y time or its name t o advance the campaign. In a d dition, be aw a r e th a t ce r tain political contributions mu s t be r epo r t ed and / or pe r - c l ea r ed. Q: I w as l e a ving the o ffice and a jou r nali s t as k ed me if I cou l d an sw er a fe w que s tion s .. I t o l d him no and le ft the car par k , but I f elt bad about n o t talking t o him. Shou l d I h av e an sw e r ed his que s tion s ? A: N o t a t th a t tim e .. Y ou did the rig h t thing b y s a ying n o .. Y ou shou l d conta c t Corpo r a t e Communic a tions and t ell them o f the r eque s t .. Th e y will d e t e r mine wh e ther it will be all rig h t f or y ou t o talk t o the medi a .. If y ou r ecei v e a f utu r e r eque s t , sug g e s t the jou r nali s t conta c t Corpo r a t e Communic a tions di r e c t l y .. Q: I am r unning f or the l ocal s c hool boa r d and I w ant t o use the o ffice copier t o ma k e copies o f my campaign f l y e r .. Is th a t o k a y? A: N o .. Compa n y p r ope r ty and equipment m a y n o t be used f or a political purpose without a uthoriz a tion f r om Mar k e ting & Corpo r a t e A f f ai rs .. R unning f or a n y public o ffice is conside r ed t o be a political purpos e .. A cce p ting a n y political a p pointment or r unning f or o ffice r equi r es a p p r o val via CODE RA P .. Q : T o thank a client o f min e , I w ant t o gi v e him ti c k e ts t o a t t end a l ocal f o o tball m a t c h. He mentioned th a t his compa n y does n o t pe r mit this type o f en t e r tainmen t , but I kn o w he w ou l d lov e t o g o t o the m a t c h. If he does n ’t ca r e about his o wn compa n y ’ s poli c y , can I gi v e him the ti c k e t s ? A: N o .. If y ou kn o w th a t giving him the ti c k e ts will viol a t e his o wn compa n y ’ s poli c y , do n o t gi v e the gif t .. Ju s t as w e w ant clients t o r espe c t our limits on gift s , w e mu s t do the sam e .. Q: One o f the v endo r s w e ’ r e considering f or an assignment o f f e r ed t o ta k e me t o a l ocal g o l f cou r se t o pl a y a r ound and h av e dinne r .. He w ants t o talk about his compa n y ’ s p r oposal so th a t w e can ma k e a mo r e in f o r med decision. W e ’ll be talking about busines s , and the r e w o n ’t be mu c h mon e y spent on a r ound o f g o l f and a mode s t dinne r .. Is this o k a y? A: N o .. Y o u ’ r e e valu a ting v endo r s t o p r o vide a servic e .. It ’ s a l w ay s ina p p r opri a t e t o r ecei v e or gi v e en t e r tainment when the compa n y is in the mi d d l e o f a se l e c tion p r oces s .. Q: One o f my v endo r s o f f e r ed t o send me t o a con f e r ence a t no co s t t o BNY Mel l on. Can I acce p t the i n vit a tio n ? A: N o .. A cce p ting a f r ee trip f r om a v endor is n e v er pe r missib l e .. If y o u ’ r e in t e r e s t ed in a t t ending the con f e r enc e , speak t o y our mana g e r .. Mo s t co s ts associ a t ed with y our a t t endance a t the con f e r ence mu s t be paid b y y our depa r tmen t .. Y o u ’ll be r equi r ed t o fi l e a CODE RAP f o r m if y our mana g er ag r ees it ’ s a p p r opri a t e t o a t t end the con f e r ence and y o u ’ r e r eque s ting pe r mission t o pe r mit the v endor t o p a y f or pa r t o f y our con f e r ence a t t endanc e ..

53 53 Q: W e ’ r e entit l ed t o a la rg e p a yment f r om a g o v e r nment client if w e ce r tify th a t w e ’ v e m e t all service level agreements on time. We’re not sure whether a few very minor items have been completed, but they’re not that important to the service. It’s close to the end of the quarter and we’d like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now? A: N o .. Y ou cann o t submit the i n v oice and ce r tific a tion until y o u ’ r e ce r tain th a t all r equi r ements o f the ag r eement h a v e been m e t .. Submission o f an inco r r e c t ce r tific a tion cou l d subje c t the compa n y , and y ou, t o criminal penaltie s , so it is vital l y impo r tant th a t a n y ce r tific a tion submit t ed t o the g ov e r nment be comp le t e l y accu r a t e .. Q: A col l ea g ue cal l ed whi l e on vac a tion r eque s ting th a t I c he c k her e - mail t o see if she r ecei v ed an i t em she w as e xpe c tin g .. She g av e me her l o g on identific a tion and pas sw o r d, r eque s ting th a t I call her ba c k with the in f o r m a tion. Can I do thi s ? A: N o .. P as sw o r ds and o ther l ogin c r edentials mu s t be k e p t confidential and cann o t be used b y , or sha r ed with, f el lo w emp l oy ee s .. In r a r e in s tances when the r e is a business need th a t r equi r es y ou t o sha r e y our pas sw o r d, y o u ’ r e r equi r ed t o fi l e a CODE RAP f o r m immedi a t e l y af t er w a r d. Q: I w ou l d li k e t o ta k e a pa r t - time job w orking f or my b r o the r ’ s r e c y cling busines s .. His business has no r el a tionship with the compa n y and the w ork I ’ll be doing f or him is n o t a t all similar t o wh a t I do in my job he r e a t the compa n y .. Can I do this and do I h av e t o fi l e a n y f o r m s ? A : Y es you m a y , as l ong as the time y ou spend the r e does n o t in t er f e r e with y our job a t the compa n y and y ou do n ’t use a n y compa n y equipment or su p plie s .. Y ou do n ’t need t o fi l e a CODE RAP f o r m, since y o u ’ r e n o t the so l e p r opri e t or or pa r tial o wner o f the busines s .. H owev e r , if y ou w ork in ce r tain lines o f business (su c h as a b r o k er dea l er ) , y ou m a y need t o n o tify Complianc e .. Che c k with y our mana g er or Compliance o fficer if y o u ’ r e unce r tain. Q: I obser v ed a col l ea g ue in our su p p l y a r ea filling up a b o x f ull o f pen s , paper and o ther i t em s .. I as k ed her wh a t she w as doing, and she t o l d me th a t her so n ’ s s c hool w as sho r t on su p plie s , so she w as trying t o help ou t .. She said our compa n y can af f o r d the su p plies mo r e than her so n ’ s s c hool and th a t it w as the rig h t thing t o d o .. I am friend l y with my col l ea g ue and I do n ’t w ant t o g e t her in t r oub l e .. Wh a t shou l d I d o ? A : Y our col l ea g ue is s t ealing f r om the compa n y and y ou mu s t fi l e an Incident R epo r t .. The su p plies pu r c hased b y our compa n y a r e t o be used f or business needs on l y .. Y our col l ea g ue had no rig h t t o ta k e these su p plies f or a n y purpos e , ev en if it seems li k e a g ood c a us e .. REMEMBER A ll BNY Mel l on emp l oy ees a r e e xpe c t ed t o f ol lo w the Code o f Condu c t , ev en if th e y disag r ee with its con t ent s .. If f aced with a situ a tion in whi c h y o u ’ r e unsure o f the co r r e c t a c tion t o ta k e , conta c t y our mana g e r , an Ethics Office r , Compliance Office r , L egal R ep r esent a ti v e or Human R esou r ces Business P a r tner f or hel p .. The r e are ma n y resources a t y our disposal t o help you .. Do n ’t hesit a t e t o use them and Do Wh a t ’ s Rig h t!

©202 2 Th e Ban k of N ew Y or k Mel l o n Corporation .. A l l rig h t s r eser v ed .. 3010_CC_MSF T _CoC_1120